UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                (Amendment No. 2)

Check the appropriate box:
|X|    Preliminary Information Statement

|_|    Confidential, for Use of the Commission Only (as permitted by
       Rule 14c-5(d)(2)

|_|    Definitive Information Statement

                        STRATEGIC CAPITAL RESOURCES, INC.
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(Name of Registrant as Specified In Its Chapter)

Payment of Filing Fee (Check the appropriate box)

      |_|  No fee required

      |X|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

        (1)  Title of each class of securities to which transaction applies:

Common Stock, $.001 Par Value

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        (2)  Aggregate number of securities to which transaction applies:

                                     24,386
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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  $25.00, based upon valuation by independent,
                     non-affiliated investment banking firm
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        (4)  Proposed maximum aggregate value of transaction:

                                   $609,650.00
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        (5)  Total fee paid:

                                     $49.32
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      |_| Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:

================================================================================

     This information Statement is being provided for information purposes only. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement has been filed with the U.S. Securities and Exchange Commission (the "SEC") and mailed on or about __________, 2003 to the holders of record on _____________, 2003 (the "Record Date") of shares of common stock, $.001 par value per share (the "Common Stock"), of Strategic Capital Resources, Inc., a Florida corporation (referred to herein as the "Company" and/or "Strategic"). This Information Statement is being furnished pursuant to
Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the following action (the "Action").

     On October 23, 2003, the Board of Directors of the Company (with David Miller as the only director abstaining and no directors dissenting) held a meeting whereby they approved the merger of "New Company Corp.", a Florida corporation ("New Company") (formed by David Miller, Strategic's Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer, for purposes of engaging in a merger with Strategic), with Strategic whereby Strategic would be the surviving entity (the "Merger"). On _______, 2003, the majority shareholders of Strategic executed and delivered to us a Written Consent to Corporate Action (the "Written Consent") whereby they approved the Merger, pursuant to an Agreement and Plan of Merger, dated as of _____________, 2003, by and between Strategic and New Company (the "Merger Agreement").

     Pursuant to such Merger Agreement, just prior to the Merger, David Miller; Rita Miller (David Miller's wife); Scott Miller (David Miller's son); Helen Miller Irrevocable Trust, Libo Fineberg, Trustee (a trust of which David Miller is the sole beneficiary) and two entities of which David Miller is the sole shareholder (hereinafter collectively referred to as the "Buyer Group") will contribute their shares of Company Common Stock to New Company in exchange for a number of whole shares of common stock of New Company equal to the number of shares of Company Common Stock contributed by the Buyer Group to New Company. Each shareholder (other than the shareholders comprising the Buyer Group who are seeking to acquire Strategic and which will contribute their shares of Strategic to New Company immediately prior to the Merger) would receive $25.00 cash, without interest, per share (or pro-rata portion thereof as to fractional shares) of Strategic Common Stock owned at the time of the Merger.

     Such approval by the Board of Directors and by the holders of a majority of the issued and outstanding shares of the Company's Common Stock is adequate under Florida law to implement such Merger.

                                TABLE OF CONTENTS

GLOSSARY                                                                                   5

VOTING SECURITIES                                                                          7

SUMMARY TERM SHEET                                                                         7
      Overview                                                                             7
      The Parties                                                                          8
      The Merger                                                                           8
      Effects of the Merger                                                                8
      Purpose and Reasons for the Merger                                                   8
      Opinion of Investment Banking Firm                                                   9
      Approval of the Special Committee and Board of Directors                            10
      Interests of Certain Persons in the Merger                                          10
      No Solicitation of Competing Transactions                                           10
      Conditions to the Merger                                                            10
      Termination of the Merger Agreement                                                 11
      Federal Income Tax Consequences                                                     11
      Financing                                                                           11
      Expenses                                                                            11

QUESTIONS AND ANSWERS                                                                     12

SPECIAL FACTORS                                                                           15
      Background of the Merger                                                            15
      Purpose and Reasons for the Merger                                                  18
      Recommendation of the Special Committee                                             18
      Recommendation of the Board of Directors                                            20
      Opinion of Pali Capital, Inc.                                                       21
      The Buyer Group's Purpose and Reasons for the Merger                                23
      Position of the Buyer Group as to the Fairness of the Merger                        23
      Risks That the Merger Will Not be Completed                                         24
      Conduct of the Business of Strategic If the Merger is Completed                     24
      Conduct of the Business of Strategic If the Merger is Not Completed                 24
      Interests of Certain Persons in the Merger                                          24
      Advantages and Disadvantages of the Merger                                          25
      Strategic and the Buyer Group                                                       25
      Shareholders Who are Not Members of the Buyer Group                                 27
      Certain Effects of the Merger                                                       28
      Financing the Merger                                                                28
      Appraisal  Rights                                                                   29
      Fees and Expenses of the Merger                                                     29
      Anticipated Accounting Treatment of the Merger                                      29
      U.S. Federal Income Tax Consequences of the Merger                                  29
            Strategic and New Company                                                     29
            Shareholders Who Are Not Members of the Buyer Group                           30
      Members of the Buyer Group                                                          30
      Regulatory Matters                                                                  31
      Litigation                                                                          31
      Provisions for Unaffiliated Security Holders                                        31
      Recent Transactions; Negotiations and Contacts                                      31
      Pro Forma Financial Information                                                     32
      Other Financial Data                                                                32
      Market Prices and Dividend Information                                              32
      Strategic Common Stock Purchase Information                                         33
            Purchases by Strategic                                                        33
            Purchases by New Company                                                      33
            Transactions by Certain Members of the Buyer Group                            33


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

THE PARTIES                                                                               34
      Strategic Capital Resources, Inc.                                                   34

BENEFICIAL OWNERSHIP OF STRATEGIC'S SECURITIES                                            34
      Directors and Executive Officers of Strategic                                       35
      New Company                                                                         35

THE MERGER AGREEMENT                                                                      36
      Structure and Completion of the Merger                                              36
      Effect of the Merger on Capital Stock                                               36
      Stock Options                                                                       36
      Payment Procedures for Shareholders Who Receive Cash in the Merger                  36
      Stock Certificate Exchange Procedures for Members of the Buyer Group                37
      Representations and Warranties                                                      37
      Ordinary Course of Business Covenant                                                38
      Actions to be Taken to Complete the Merger                                          39
      No Solicitation of Competing Transactions                                           39
      Expenses                                                                            39
      Director and Officer Liability                                                      40
      Conditions                                                                          40
      Termination                                                                         41

CONTRIBUTION AGREEMENT                                                                    41

WHERE YOU CAN FIND MORE INFORMATION                                                       42

DOCUMENTS INCORPORATED BY REFERENCE                                                       43


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
                                    GLOSSARY

     "American Depositary Receipts" or "ADRs" are receipts for shares of foreign-based companies that entitle the shareholder to all dividends and capital gains. ADRs allow American's to buy shares of foreign-based corporation's securities on American stock exchanges instead of having to go to overseas exchanges.

     "Ask" or "Ask Price" means the lowest price at which someone is willing to sell a security.

     "Bid" means the highest price at which someone is willing to buy a security.

     "Broker/dealer" generally means any person who engages either for all or part of their time, directly or indirectly, in the business of offering, buying, selling or otherwise dealing in trading of securities issued by another person.

     "Escheat" means a reversion of property to a state in the absence of legal heirs or claimants.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fractional Share" means less than one (1) share.

     "High" means the highest price at which a security has traded for the past year.

     "Low" means the lowest price at which a security has traded for the past year.

     "Market Maker" means a firm that publishes bid and/or ask price(s) for a given security by using their own capital, research, retail and/or systems resources. Market Makers compete with each other for orders to buy or sell at publicly quoted prices (called making a market).

     "N/A" means Not Available.

     "NASD" means the National Association of Securities Dealers, Inc. which is comprised of broker/dealers.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System, designed to facilitate over-the-counter stock trading.

     "Odd Lot" means a number of shares less than 100.

     "OTC" otherwise known as the "Grey Market" is the trading of a security that is not listed on any stock exchange or quoted on the Pink Sheets or the Over-the-Counter Bulletin Board ("OTCBB"). OTC trades are reported to the NASD so investors can track price and volume, however, bids and offers are not collected in a central location so best execution of orders is difficult.

     "OTCBB" also known as Over-the Counter Bulletin Board or OTC Bulletin Board is an electronic quotation medium for unlisted, non-NASDAQ, over-the-counter securities. The OTCBB allows market makers to display firm prices for domestic securities, foreign securities and ADRs that can be updated on a real-time basis.

     "Penny Stock" - is defined in Rule 3a51-1under the Exchange Act to mean, generally, equity securities that have a market price of less than $5.00 per share. Such designation imposes additional sales practice requirements pursuant to Rule 15g-9 under the Exchange Act on broker/dealers which sell such securities to persons other than established customers and institutional investors. For transactions covered by these regulations, a broker/dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.

     "Pink Sheet" means the centralized quotation system that collects and publishes market maker quotes for OTC securities in real time. Pink Sheets is a nexus of OTC dealer markets that enhances price transparency in the OTC markets so investors can more efficiently buy and sell OTC securities.


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

     "Public Company" generally means a company whose securities are listed for trading on the Pink Sheets, OTC, OTCBB, NASDAQ or an established stock exchange such as the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. and which, generally, files annual, quarterly, current and other reports with the SEC.

     "Restricted Securities" refers to securities which are issued by a company in a private transaction, not registered under the Securities Act of 1933, as amended, pursuant to an exemption from such registration requirements.

     "Rule 144" refers to a rule designated as such promulgated by the SEC which provides for a non-exclusive means by which a holder of "restricted securities" may publicly sell such securities.

     "SEC" means the U.S. Securities and Exchange Commission, which is the primary federal regulatory agency responsible for administering federal securities laws, promoting full disclosure and protecting investors against fraudulent and manipulative practices in the securities markets.

     Certain additional terms set forth in this Information Statement which not defined above are defined where used herein.


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

                                VOTING SECURITIES

     As of the Record Date,  there were issued and  outstanding  77,190  shares
of Common Stock of the  Company.   Each share of Common Stock entitles its
holder to one vote.

     The record and beneficial owners as of the Record Date of 52,804 shares of Common Stock of the Company, constituting approximately 68.4% of the aggregate number of issued and outstanding shares of Common Stock, have provided the Company with the Written Consent approving and authorizing such Action. The Company anticipates that such Action will become effective following a waiting period of 20 calendar days from the date this Information Statement is mailed to shareholders and the filing of Articles of Merger and Merger Agreement with the Florida Secretary of State.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION NOR UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this Information Statement but does not contain all of the information that may be important to you. We encourage you to read this Information Statement and the attached appendices in full. The actual terms and conditions of the Merger are contained in the Merger Agreement, which we have attached to this Information Statement as Appendix A. The information contained in this summary term sheet is qualified in its entirety by reference to the more detailed information contained in this Information Statement.

Overview

     We are furnishing this Information Statement to our shareholders for informational purposes. The Merger Agreement provides that New Company, a Florida corporation formed by David Miller to effectuate the Merger, will be merged with and into Strategic and our shareholders, other than New Company (and the Buyer Group), will receive $25.00 cash, without interest, for each share (or pro-rata portion thereof as to fractional shares) of our Common Stock they own at the effective time of the Merger. For purposes hereof, the term "share(s)" as it relates to the Company's Common Stock means one or more shares of the Company's Common Stock, including (a) fractional share(s) when discussing the surrender of such securities pursuant to the Merger as well as discussion of such securities generally.

     As of the Record Date, the Buyer Group owned approximately 68.4% of Strategic's outstanding Common Stock. Shares expected to be contributed to New Company by all members of the Buyer Group constitute approximately 68.4% of Strategic's outstanding shares as of the Record Date.

     A special committee of Strategic's Board of Directors, comprised of the following three non-employee directors: Samuel Weiss, Ralph Wilson and John H. Roach, Jr. (the "Special Committee"), was formed by the Board of Directors to investigate, consider and evaluate the going private proposal submitted by Mr. Miller to the Board. While two of such Special Committee members hold an aggregate of 1,557 shares of Company Common Stock, which shares will be surrendered in connection with the Merger, in view of such de minimis number of shares it was and is not believed that such share ownership constitutes a meaningful conflict of interest. Such two Special Committee members will receive in the aggregate $38,925 for their shares, representing approximately 6.4% of the total aggregate cash consideration to be paid of $609,650 to Company shareholders other than the Buyer Group. The Special Committee, after consideration in which it was advised by its own legal advisor, unanimously recommended to Strategic's Board of Directors that the Merger Agreement be approved.

     The Board of Directors, upon the recommendation of the Special Committee and taking into consideration the fairness opinion rendered to the Company by an independent non-affiliated investment banking firm, upon which opinion the Special Committee is expressly authorized to rely, approved the Merger Agreement and determined that their terms are fair to, and in the best interests of, Strategic and its unaffiliated shareholders.

     During the time the Merger Agreement was negotiated and at the time the Merger Agreement was executed, David Miller was the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer. At that time, it was also expected that David Miller would be a shareholder, officer and director of New Company. Mr. Miller, therefore had a direct conflict of interest with respect to the proposed transaction. In light of this conflict of interest, David Miller abstained from voting at


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

the Board of Directors meeting. None of the other board members, comprised of Messrs. Weiss, Wilson and Roach, dissented or abstained from the vote regarding this transaction.

The Parties (See also "THE PARTIES.")

     - Strategic Capital Resources, Inc. whose principal operations consist of the purchase and leaseback of fully furnished model homes complete with options and upgrades, acquisition, development and sale of residential real estate, and the purchase of multi-family residential real estate (sold March 2003).

     - David Miller, Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer and a shareholder, Rita Miller (David Miller's wife) Scott Miller (David Miller's son), Helen Miller Irrevocable Trust, Libo Fineberg, Trustee (a trust in which David Miller is the direct beneficiary), Lite `N Low, Inc. and Priority Capital Corp., privately held companies of which David Miller is the sole shareholder, have made an offer to acquire Strategic through New Company. Throughout this Information Statement, we will refer to such persons and entities that will contribute their Strategic Common Stock to New Company immediately prior to the Merger, as the "Buyer Group."

     - New Company is a Florida corporation and was formed solely for the purpose of effecting a merger with Strategic. Members of the Buyer Group have agreed to contribute their shares of Strategic Common Stock to New Company, immediately before the Merger, in exchange for shares of New Company common stock, if the other closing conditions in the Merger Agreement are satisfied.

The Merger (See also "THE MERGER AGREEMENT.")

     - New Company will merge with and into Strategic, with Strategic surviving the merger. The Merger will occur according to the terms and conditions of the Merger Agreement, which is attached hereto as Appendix A.

     - The members of the Buyer Group will not receive any cash for their shares of Strategic Common Stock that they contribute to New Company because immediately before the Merger they will contribute those shares to New Company in exchange for shares of New Company common stock. At the closing of the Merger, New Company will cease to exist as a separate entity, the shares of Strategic Common Stock owned by New Company will be cancelled and cease to exist and the shares of New Company common stock owned by the Buyer Group will be converted into shares of Strategic Common Stock.

     - Immediately following the Merger, the Buyer Group, which owned 100% of the issued and outstanding shares of the common stock of New Company, will own 100% of the issued and outstanding shares of the Common Stock of Strategic. See "SPECIAL FACTORS - Certain Effects of the Merger."

     - The executive officers of Strategic immediately prior to the Merger will be the executive officers after the Merger.

     - The directors of Strategic immediately prior to the Merger will be the directors of Strategic after the Merger.

Effects of the Merger (See "SPECIAL FACTORS - Certain Effects of the Merger.")

Purpose and Reasons for the Merger (See "SPECIAL FACTORS - Purpose and Reasons for the Merger.")

     The Board of Directors of Strategic has determined, for the reasons discussed below and otherwise, that the Merger Agreement is in the best interests of Strategic and its unaffiliated shareholders.

     Strategic believes the Merger would:

     - Afford unaffiliated shareholders who have been unable to sell Strategic Common Stock because of the general lack of liquidity for our Common Stock in the public market an opportunity to sell their Strategic Common Stock, without incurring a brokerage commission, at a price that represents the fair value as determined by Pali Capital, Inc. ("Pali") an independent, non-affiliated investment banking firm whose written fairness opinion to the Company was relied upon by the Special Committee to determine the fair value of the shares; we were advised by a broker/dealer that on October 8, 2003 that there was no bid for our Common Stock, an offer of $9.00, and one market maker. Subsequent thereto, we were advised by the broker/dealer that the offer price was at one time $9.50 per share, and thereafter, for a


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

           short period of time, there was a $9.50 bid and no offer, and currently, bid N/A and offer N/A. The last trade was reported by the National Quotation Bureau to have occurred on June 12, 2003 at a price of $10.00 per share;

     - Eliminate the potential for unwarranted negative perceptions about Strategic that may be based upon the performance of Strategic's stock price;

     - Increase management's flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce quarterly earnings per share growth;

     - Relieve Strategic of certain expenses inherent with being a public company: during our last two fiscal years, we paid in excess of $375,000 for accounting, legal, transfer agent, and related fees and costs.

     - Eliminate various obligations applicable to a public company, such as those associated with complying with the reporting requirements under the Exchange Act;

     - Reduce the expense of administering to the accounts of small stockholders, which comprise a majority of the Company's shareholders (the Company currently has 697 shareholders of which 681 shareholders hold less than 100 shares);

Opinion of Investment Banking Firm (See "SPECIAL FACTORS - Opinion of Pali Capital, Inc.")

     - The Special Committee relied upon Pali's written fairness opinion to determine the fair value of the shares in connection with the Merger.

     - On October 21, 2003, Pali delivered to the Special Committee a written fairness opinion dated July 30, 2003, previously provided by Pali to the Company's Board of Directors, upon which fairness opinion Pali advised that the Special Committee is authorized to rely, wherein it determined from a financial point of view to the Company that the fair value of the stock to be received by Strategic's shareholders, other than New Company, in connection with the Merger is $25.00 per share (pro-rata portion thereof for fractional shares), without interest and that such price per share is fair to Strategic's shareholders.

     - A copy of Pali's written opinion, which describes the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is included as Appendix B to this Information Statement, which you should read carefully and in its entirety. We will make a copy of such written opinion available free of charge upon written request addressed to the Company at its address and/or email address set forth below:

                          Investor Relations Department
                        Strategic Capital Resources, Inc.
                           7900 Glades Road, Suite 610
                              Boca Raton, FL 33434
                             Telephone: 561-558-0165
                            Telecopier: 561-558-1092
                            Email: jjfn@earthlink.net


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

Approval of the Special Committee and Board of Directors (See "SPECIAL FACTORS - Recommendation of the Special Committee and - Recommendation of the Board of Directors.")

     - The Special Committee unanimously recommended to the Board of Directors that the Board approve the Merger Agreement.

     - Based on the recommendation of the Special Committee and taking into account various factors including the opinion of Pali, the Board of Directors determined that the terms of the Merger Agreement are fair to, and in the best interests of, Strategic and its unaffiliated shareholders, and recommended that the shareholders approve the Merger Agreement.

Interests of Certain Persons in the Merger (See "SPECIAL FACTORS Interests of Certain Persons in the Merger.")

     - Members of the Buyer Group have interests in the Merger that may be different from and in addition to your interests.

     - Shares expected to be contributed to New Company by all members of the Buyer Group constitute approximately 68.4% of Strategic's outstanding shares of Common Stock.

No Solicitation of Competing Transactions (See "THE MERGER AGREEMENT - No Solicitation of Competing Transactions.")

     - The Merger Agreement prohibits Strategic from soliciting, initiating or encouraging any competing transaction to the Merger contemplated by the Merger Agreement.

     - However, the Company's Board of Directors may, in response to any unsolicited inquiry or proposal for a competing transaction, furnish information or engage in discussions.

     - Following receipt of a bona fide proposal relating to a competing transaction, the Company's Board of Directors may withdraw or modify its recommendation or disclose to Strategic's shareholders its position or recommendation on the competing transaction.

     - There is no breakup fee payable to New Company in the event that Strategic enters into a competing transaction. However, New Company may terminate the Merger Agreement if Strategic engages in discussions or negotiations with a third party or group with respect to a competing transaction and does not terminate such discussions within ten business days. Upon such termination, Strategic must pay all fees and expenses of New Company and the Buyer Group relating to the Merger Agreement.

Conditions to the Merger

     The obligations of each party to complete the Merger depend on the following condition:

     - the absence of any legal prohibitions to the consummation of the Merger.

     The obligation of Strategic to complete the Merger depends on the following conditions:

     - the satisfactory performance by New Company of its agreements and covenants under the Merger Agreement; and

     - the absence of any withdrawal or modification of Strategic's Board of Directors approval or recommendation of the Merger.

     The obligation of New Company to complete the Merger depends on the following condition:

     - the satisfactory performance of Strategic of its agreements and covenants under the Merger Agreement.


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

Termination of the Merger Agreement (See "THE MERGER AGREEMENT - Termination.")

     The Merger Agreement may be terminated for several reasons, including if:

     - Strategic and New Company mutually agree in writing to terminate the Merger Agreement;

     - the Merger is not completed on or prior to December 31, 2003 and the closing date has not otherwise been extended by the parties;

     - Strategic engages in discussions or negotiations with a third party or group with respect to a competing transaction and does not terminate such discussions within ten business days thereafter;

     - at any time after the date of the Merger Agreement, there shall have occurred a material adverse effect on or change in the business, results of operations or financial condition of Strategic and its subsidiaries on a consolidated basis or the ability of Strategic to consummate the Merger primarily due to significant acts by any civil or military authority, terrorist acts, national emergencies, disturbances, insurrections, riots or wars or the commencement or overt threat of litigation material to Strategic and its subsidiaries, taken as a whole;

     - there has been a breach by either party of any material representation, warranty, covenant or agreement set forth in the Merger Agreement; or

     - the Board of Directors or Special Committee find, after consultation with outside legal counsel, that completing the Merger would be inconsistent with the Board of Directors' fiduciary duties under applicable law or otherwise withdraws or materially modifies its approval of the Merger.

Federal Income Tax Consequences (See "SPECIAL FACTORS - U.S. Federal Income Tax Consequences of the Merger.")

     - The receipt of the cash merger consideration will be a taxable transaction to you for U.S. federal income tax purposes and may be a taxable transaction for foreign, state and local income tax purposes as well. For U.S. federal income tax purposes, you will recognize gain or loss measured by the difference between the amount of cash received in exchange for your shares of Common Stock and the amount of your tax basis in such shares.

     - You should consult your own tax advisor regarding the U.S. federal income tax consequences of the Merger, as well as any tax consequences under state, local or foreign laws.

Financing (See "SPECIAL FACTORS - Financing the Merger.")

     The Merger will be financed by existing cash, cash equivalents and working capital (which includes recent loans in the aggregate amount of $1,100,000 made by David Miller, Lite `N Low, Inc. and Priority Capital Corp., privately held companies of which David Miller is the sole shareholder, Rita Miller and Scott Miller for the acquisition of new model homes, in addition to loans by Rita Miller and Scott Miller aggregating $150,000 as of June 30, 2003, all of which loans bear interest at 9% per annum and are payable on demand) of Strategic, net of amounts necessary for ongoing needs of Strategic, estimated at $609,650 as of the effective time of the Merger.

Expenses (See "SPECIAL FACTORS - Fees and Expenses of the Merger" and "THE MERGER AGREEMENT - Expenses.")

     Generally, Strategic will pay all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger whether or not the Merger is consummated. New Company and the Buyer Group will pay Strategic's costs and expenses, however, if the Merger Agreement is terminated because:

     - New Company breaches, and does not timely cure, any material representation, warranty, covenant or agreement such that any of the conditions set forth in the Merger Agreement would not be satisfied; and

     Strategic will pay New Company's and the Buyer Group's costs and expenses if the Merger Agreement is terminated because:

     - the Company's Board of Directors or Special Committee determines in good faith, after consultation with legal counsel, that failure to terminate the Merger Agreement would be inconsistent with the Company's Board of Directors fiduciary duties under applicable law;

     - Strategic breaches, and does not timely cure, any material representation, warranty, covenant or agreement such that any of the conditions set forth in the Merger Agreement would not be satisfied;

     - the Board of Directors of Strategic or the Special Committee shall have withdrawn or materially modified, in a manner adverse to New Company, its approval or recommendation of the Merger, or resolved to do so; or

     - Strategic engages in discussions or negotiations with a third party or group with respect to a competing transaction and does not terminate such discussions within ten business days thereafter.

                              QUESTIONS AND ANSWERS

     The following questions and answers are intended to briefly address some commonly asked questions regarding the Merger. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this Information Statement, the appendices to this Information Statement and the documents referred to or incorporated by reference in this Information Statement.

WHO ARE THE PARTIES TO THE MERGER?

     The parties to the Merger are New Company, an entity formed by David Miller to effectuate the Merger, and Strategic.

WHO IS PALI?

     Pali Capital Inc. ("Pali") is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, and negotiated underwritings. Pali is a SEC-registered broker/dealer located in New York, New York and was established in 1995. The firm is regulated by the National Association of Securities Dealers, Inc. and is a member of the Securities Investor Protection Corporation, with access to all domestic and foreign stock exchanges. In addition to its specialty hedge fund client base, Pali provides broker services and acts as a market maker on behalf of its clients. Pali executes transactions in the following markets: U.S. equities, European equities, ADRs, stock exchange listed and OTC stock and index options, initial public offerings and secondary offerings, U.S. Government and corporate bonds and international corporate and sovereign fixed income securities.

WHAT WILL I BE PAID FOR MY STRATEGIC COMMON STOCK?

     You will receive $25.00 for each share (pro-rata portion thereof for fractional shares) of our Common Stock owned by you at the effective time of the Merger. The purchase price per share (pro-rata portion thereof for fractional shares) represents the fair value as determined by Pali, an independent non-affiliated investment banking firm whose written fairness opinion was relied upon with Pali's permission by the Special Committee for such purpose. The full price due to you will be paid to you in cash. We will not pay any interest on the purchase price.

WILL I HAVE TO PAY BROKERAGE COMMISSIONS IF I SURRENDER MY SHARES?

     No. There will be no commissions as a result of your participation in this offer.

WHEN WILL I RECEIVE  MY MONEY?

     Promptly after receipt of your letter of transmittal and stock certificate(s), or in the event your stock certificate is lost or stolen, receipt of an affidavit (and if required, an indemnity bond), your check will be mailed to the address set forth in your letter of transmittal. Please allow sufficient time for the U.S. Postal Service to deliver your check.

WHEN WILL I RECEIVE THE TRANSMITTAL LETTER?

     As soon as practicable, but no more than five business days after the completion of the Merger, Strategic will instruct the payment agent to mail to the record address for each holder of a share certificate (other than holders who are members of the Buyer Group and will contribute shares to New Company), a letter of transmittal and instructions on how to surrender the certificates in exchange for the Merger consideration.

DO I HAVE TO SURRENDER MY SHARES?

     Yes, the Merger Agreement provides for the purchase of all shares of the Company's Common Stock other than that stock owned by New Company.

CAN I SURRENDER LESS THAN ALL OF MY SHARES?

     No, you must surrender all of your shares.

WHAT HAPPENS IF I DO NOT SURRENDER MY STOCK CERTIFICATES/SHARES?

     Each share or fractional share of Common Stock owned by you immediately prior to the Merger will cease to exist at the time of the Merger, and you will no longer have any rights with respect to such shares or fractional shares, except the right to receive cash consideration.

     You will not receive the cash consideration until such time as you have returned your stock certificate or submitted an affidavit (and if required, an indemnity bond) stating such stock certificate has been lost and/or stolen. Unclaimed cash consideration will, pursuant to applicable law, escheat to the state where you reside. For example, if you reside in Florida or New York, unclaimed cash consideration will escheat to the State after five (5) years. YOU WILL LOSE YOUR ENTIRE INVESTMENT IF YOU DO NOT SURRENDER YOUR STOCK CERTIFICATES/SHARES OR AFFIDAVIT WITHIN THE TIME PERIOD APPLICABLE TO YOU, WHICH DEPENDS UPON THE ESCHEAT LAWS OF THE STATE IN WHICH YOU RESIDE.

CAN I TAKE A TAX LOSS IF I DO NOT SURRENDER MY STOCK CERTIFICATES/SHARES?

     You may have a tax loss whether you surrender or do not surrender your stock certificates/shares and you should consult with your own tax advisor concerning this matter.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     No, Strategic will send you, after the Merger is completed, written instructions for surrendering your stock certificates. You must return your stock certificates as described in those instructions to receive the cash payment in connection with the Merger.

WHAT IF I LOST MY STOCK CERTIFICATE?

     If your stock certificate has been lost, stolen or destroyed, you will be required to sign an affidavit to that effect and may be required by the surviving corporation, Strategic, to post a bond in a reasonable amount as an indemnity against any claim that could be made against Strategic in respect of such lost, stolen or destroyed stock certificates. After delivering an affidavit, and if required a bond, Strategic will deliver the applicable amount of cash in respect of such shares. Such form of affidavit will accompany the letter of transmittal.

HOW WILL THE $25.00 PURCHASE PRICE PER SHARE (OR PRO-RATA PORTION THEREOF AS TO FRACTIONAL SHARES) BE FUNDED?

     We will provide our payment agent, Continental Stock Transfer & Trust Company, with funds periodically as needed to satisfy our payment obligations.

REPRESENTATIONS OF SURENDERING STOCKHOLDERS.

     A surrender of shares (or pro-rata portion thereof as to fractional shares) by you will be treated as a representation by you that (i) you are the beneficial owner of the shares; (ii) you are surrendering all of your shares; and (iii) you hold a net long position in our Common Stock equal to the number of surrendered shares. You are also deemed to represent that you own the surrendered shares free and clear of any liens or other encumbrances and have the authority to sell the surrendered shares to us. It is a violation of federal securities laws for anyone to surrender shares unless, at the time of surrender, the surrendering person (1) has a net long position equal to or greater than the number of shares surrendered and (2) will deliver, or cause to be delivered, the shares in accordance with the terms of the offer. You must also agree to complete any additional documents that we request in order to complete the surrender of your shares to us.

WHY IS STRATEGIC ENTERING INTO THE MERGER?

     We are entering into the Merger to reduce the number of holders of record of our Common Stock and thereafter to terminate the registration of our Common Stock under the Exchange Act. By so doing, we will no longer be required to file periodic reports and proxy materials with the SEC. Preparation of these SEC reports and proxy materials involves substantial costs. In addition, as a reporting company we are subject to a substantial number of requirements regarding our corporate governance, many of which have been imposed within the past twelve months as a result of the Sarbanes-Oxley legislation enacted by Congress in the wake of the Enron scandal. These remedial measures, while well intended, have imposed significant additional costs on companies which file reports under the Exchange Act, and these costs, and the associated incremental demands on management's time, are particularly burdensome for small companies, such as Strategic.


     By ceasing to be a reporting company under the Exchange Act, we expect to achieve substantial cost savings. In addition, we believe the offer will provide an economical means for small holders of our Common Stock to sell their shares (or pro-rata portion thereof as to fractional shares) at fair value, as determined by Pali, without incurring any brokerage commissions.


MAY I EXERCISE APPRAISAL RIGHTS IN THE MERGER?

     Yes, under Florida law, holders of shares who oppose the merger are eligible for appraisal rights in accordance with applicable Florida law. See "SPECIAL FACTORS - Appraisal Rights" and Appendix C attached hereto.

WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

     We hope to complete the Merger on or before December 31, 2003.

WILL THE COMPANY STILL BE SUBJECT TO THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT?

     No. As of September 29, 2003, we had 697 shareholders of record; 681 of such shareholders are odd lot or fractional shareholders. By reducing our number of shareholders of record below 300, we will no longer be required to file periodic and other reports and proxy materials with the SEC. Preparation of these SEC reports and proxy materials involves substantial costs and a substantial number of requirements regarding our corporate governance, many of which have been imposed within the past twelve months as a result of the Sarbanes-Oxley legislation enacted by Congress in the wake of the Enron scandal. These remedial measures, while well intended, have imposed significant additional costs on listed companies, and these costs, and the associated incremental demands on management's time are particularly burdensome for companies such as Strategic. If we cease to be a reporting company, we expect to achieve substantial costs savings. Thereafter, our Common Stock may be quoted on the OTC but we cannot predict whether or not this will occur or that an active market will ever exist for our Common Stock.

WHOM CAN I CONTACT IF I HAVE ADDITIONAL QUESTIONS ABOUT THE MERGER?

     If you have additional questions about the Merger, you may contact:

                        Investor Relations Department
                        Strategic Capital Resources, Inc.
                        7900 Glades Road, Suite 610
                        Boca Raton, FL 33434
                        Telephone: 561-558-0165
                        Telecopier: 561-558-1092
                        Email: jjfn@earthlink.net

WHAT IS THE "OTC?"


     "OTC," otherwise known as the "Grey Market" is the trading of a security that is not listed on any stock exchange or quoted on the Pink Sheets or the Over-the-Counter Bulletin Board ("OTCBB"). OTC trades are reported to the NASD so investors can track price and volume, however, bids and offers are not collected in a central location so best execution of orders is difficult. While information about the Company may only be obtained by accessing the Pink Sheets, the Company's securities are not quoted or listed for trading on the Pink Sheets or the OTCBB, and the Pink Sheets serve only as a medium pursuant to which information may be obtained.

     See also "Market Prices and Dividend Information" herein.

WHAT DOES "ASK PRICE" MEAN?

     The ask price is the lowest price at which someone is willing to sell a security.

WHAT DOES "BID PRICE" MEAN?

     The bid price is the highest price at which someone is willing to buy a security.

WHAT DOES "HIGH PRICE" MEAN?

     The high price is the highest price at which a security has traded for the past year.

WHAT DOES "LOW PRICE" MEAN?

     The low price is the lowest price at which a security has traded for the past year.

WHAT DOES "N/A" MEAN?

     N/A means not available.

IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS AND A LETTER OF TRANSMITTAL REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES. YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THESE INSTRUCTIONS.

                                 SPECIAL FACTORS

Background of the Merger

     Due to the substantial legal and audit expenses, increased time demands on management as a result of the Company's reporting obligations under the Exchange Act, and, more recently, increased corporate governance standards imposed within the past twelve months as a result of the Sarbanes-Oxley legislation, the Company has, for several years, been contemplating terminating its status as a reporting company under the Exchange Act.


     Accordingly, Mr. David Miller undertook a comprehensive review in consultation with the other members of the Company's Board of Directors of our cost structure, including the relative costs and benefits of our status as a reporting company and concluded that the Company was deriving virtually no benefit from our status as a public company. Such review, which is ongoing, entailed review and discussion by Mr. Miller with one or more of the other Board members of the matters described below on the dates set forth below: February 24, 2003 - Messrs. Roach and Weiss; March 10, 2003 - Messrs. Wilson, Roach and Weiss; March 25, 2003 - Messrs. Wilson, Roach and Weiss; April 14, 2003 - Mr. Weiss; April 18, 2003 - Mr. Wilson; May 5 - May 9, 2003 - Messrs. Wilson, Roach and Weiss; June 12, 2003 - Mr. Roach; June 13, 2003 - Messrs. Roach and Wilson; June 16, 2003 - Mr. Roach; June 17, 2003 - Mr. Roach; June 18, 2003 - Mr. Weiss; June 23, 2003 - Messrs. Roach and Weiss; June 26, 2003 - Mr. Wilson; June 30, 2003 - Messrs. Wilson, Roach and Weiss; July 1, 2003 - Mr. Weiss; July 2, 2003 - Mr. Weiss; additional telephonic discussions between various members of the Board of Directors between July 24, 2003 and September 17, 2003; September 30, 2003 - Mr. Wilson; October 3, 2003 - Mr. Wilson; October 31, 2003 - Messrs. Wilson, Roach and Weiss; November 4, 2003 - Mr. Wilson; November 10, 2003 - Mr. Wilson; and November 12, 2003 - Mr. Weiss:


     -     no analyst or any brokerage firm interest;

     -     our small public float and no institutional following;

     - our virtually non-existent trading volume, lack of liquidity and no bid price;


     - the inability to find a financially sound third party interested in doing a transaction with Strategic; prior informal discussions with third parties (including, but not limited to, discussions with First Liberty Investment who served as an advisor to Finantra Capital, Inc. and the Company in connection with a possible business transaction, and AON, Inc. who served as an advisor to Actrade Financial

           Technologies, Inc. and the Company in connection with a possible business transaction) in the past did not proceed in any meaningful fashion since all of the potential acquirors sought to effect a transaction on terms unfavorable to the Company (utilizing inflated stock as compensation to Company shareholders in lieu of cash). Additionally, the Company's decline in revenue producing assets (the Company's revenues for March 31, 2002 were $105,455,432 and declined each quarter to $50,854,708 as of September 30, 2003) since March 2002 would most likely hinder the Company's ability to attract such third parties;


     -     low return on shareholders' equity;

     - the Board's conclusion that there is little likelihood that the liquidity of our Common Stock will improve in the future or achieve significant market value;

     - the small market capitalization of Strategic (approximately $240,000, based upon share ownership by shareholders other than the Buyer Group, and based upon a last sale price in June 2003 of $10.00 per share);

     - the performance of our stock price (virtually no trading activity in our Common Stock during the prior twelve months with sporadic bid/ask information available during such time period);

     - our Common Stock is not eligible for listing on NASDAQ or any stock exchange as we do not meet their respective initial listing requirements;

     - prohibition of purchases of our Common Stock by stock brokerage firms which informally view our shares of Common Stock as "penny stock" (notwithstanding that we meet the net tangible asset test exemption from such definition) and impose sales restrictions for prospective purchases of such shares by other than established customers and institutional investors;

     - due to our limited size (there are a number of companies which compete with the Company having substantially greater capital resources, assets, loan and credit lines, personnel, and other resources than the Company) and variable operating results (our revenue and other income, costs and operating expenses and earnings per share have historically been, and are, on a quarterly and annual basis subject to material variation; by way of example, our total revenues and other income, total costs and operating expenses and earnings per share for the three months ended September 30, 2003 were $1,844,530, $1,494,076 and $3.35 per share compared to $2,493,834,
           $2,142,424 and $2.51 per share, respectively for the three months ended September 30, 2002; our total revenues and other income, total costs and operating expenses and earnings per share for the fiscal year ending June 30, 2003 were $9,463,270, $8,351,420 and $11.35 per share compared to $11,340,252, $9,373,465 and $10.79 per share, respectively for the fiscal year ending June 30, 2002 and $9,542,077, $9,451,838 and $(.85) for the fiscal year ending June 30, 2001), we do not have ready access to the capital markets); and

     - costs associated with being a reporting company have been and continue to be rising; during our last two fiscal years, we paid in excess of $375,000 for accounting, legal, transfer agent, and related fees and costs.

     Commencing in 2000, we implemented a Common Stock repurchase program. As of June 30, 2003, 10,368 (post-reverse split) shares had been purchased under this program at a cost of $457,999 or $44.17 per share adjusted for our 200 to 1 reverse stock split effected in June 2002. We did not purchase any shares during our fiscal years ended June 30, 2003 and 2002.


     Commencing in March 2003 and continuing through August 2003, the members of the Company's Board of Directors held informal telephonic discussions among themselves from time to time during such time period in which they considered the Company undertaking to purchase odd lot and/or fractional shares at a fair value price per share (or pro-rata portion thereof as to fractional shares) to be determined by an investment banking firm retained for the purposes of such valuation. However, in view of the concern that certain holders of fractional shares and odd-lot shares would not make the effort to return their certificates and that many other Company shareholders would probably not respond due to the Company's transfer agent not having current addresses for certain of such persons and others being deceased, the Board of Directors informally determined that this course of action was not viable and that the Company shareholder base would in all likelihood remain above 300, requiring the Company to continue to report to the SEC under the Exchange Act.

     The informal telephonic discussions referenced above occurred on the dates set forth below between each of Mr. Miller and the Board member(s) identified below: March 10, 2003 - Messrs. Roach and Wilson; March 25, 2003 - Messrs. Wilson, Roach and Weiss; April 14, 2003 - Mr. Weiss; April 18, 2003 - Mr. Wilson; May 5 - May 9, 2003 - Messrs. Wilson, Roach and Weiss; June 12,

2003 - Mr. Roach; June 13, 2003 - Messrs. Roach and Wilson; June 16, 2003 - Mr. Roach; June 17, 2003 - Mr. Roach; June 18, 2003 - Mr. Weiss; June 23, 2003 - Messrs. Roach and Weiss; June 26, 2003 - Mr. Wilson; June 30, 2003 - Messrs. Wilson, Roach and Weiss; July 1, 2003 - Mr. Weiss; July 2, 2003 - Mr. Weiss; and additional telephonic discussions between various members of the Board of Directors between July 24, 2003 and early August 2003.

     In June 2003, the Company's Board of Directors also informally determined to consider the fair value per share in the event the Company were to make an offer to purchase its shares of common stock from existing shareholders. Such determination was made as a result of the discussions described above that occurred during June 2003 between the Company's various Board members. Pali, an independent, non-affiliated, investment banking firm, was then retained by the Company in July 2003 to determine the fair value of the Company's stock.

     In July 2003, pursuant to the discussions referenced above at the end of June 2003 and early July 2003, Mr. Miller informally proposed to the Company's Board of Directors prior to the retention and issuance of the Pali opinion on July 30, 2003 that the Company seek to repurchase Company Common Stock at a premium to its then current bid/ask/last sales price per share from Company shareholders, other than the Buyer Group, thus eliminating the Company's reporting obligations and providing the Company's unaffiliated shareholders an opportunity to liquidate their Common Stock at a price that represents a premium over the then last offer price of $9.50 per share (thereafter, for a short period of time, there was a $9.50 bid and no offer, and currently, no bid and no offer. The last trade was reported by the National Quotation Bureau to have occurred on June 12, 2003 at a price of $10.00 per share).

     The specific terms of the current going private transaction, including how the amount to be offered was agreed upon, were negotiated as follows: The Buyer Group initially believed that a small premium over the then bid price of the Company's Common Stock was reasonable and, accordingly, expressed a willingness to pay the last sale price in June 2003 of $10.00 per share. The Company's outside directors expressed their view that since the Company's Common Stock traded at less than book value, it would be appropriate that a higher price than the last sale price be established. Since the Company's stock historically had not traded at greater than 20% of its book value for the last few years, the Buyer Group and the Company's outside directors found it difficult to arrive at a dollar figure which would be both fair to the unaffiliated shareholders and the Buyer Group. Pali was then retained to determine the fair value to both the Company and unaffiliated shareholders. Mr. Miller, as representative of the Buyer Group, concluded that subject to the Buyer Group's determination as to the reasonableness of the valuation to be established by Pali, and the conclusions and findings of a to-be-formed Special Committee, that the Buyer Group would agree to such valuation. The outside Directors were of the view that, subject to the conclusions of the Pali opinion and the conclusions and findings of a to-be-formed Special Committee, that such valuation may also be appropriate.


     In August 2003, the Board of Directors then sought to evaluate such proposed transaction as a means of going private and a Special Committee, comprised of three non-employee directors (comprised of Messrs. Weiss, Wilson and Roach) was formed on August 15, 2003 by the Board of Directors to investigate, consider and evaluate the going private proposal.


     Due to there being no material change concerning the Company's current and planned business and operations, competitive stance within the marketplace, continued lack of stock market activity, and Pali's familiarity with the Company due to their recent evaluation during July 2003, the Special Committee determined it appropriate in connection with the proposed Merger to utilize Pali's July 30, 2003 fairness opinion upon which the Special Committee was expressly authorized, in writing, to rely by Pali on October 21, 2003, to determine the fair value of the Company's Common Stock. The Special Committee was of the view that Pali's prior recent engagement by the Company and the Special Committee's reliance upon Pali's prior fairness opinion did not pose a conflict of interest in view of the factors set forth above and that, therefore, additional fees should not be unjustifiably expended for a fairness opinion from another investment banking firm. The Special Committee also retained in early September 2003 its own legal counsel, Andrew I. Telsey, P.C. (which counsel has performed certain legal services on behalf of the Company in the past as outside counsel but not in connection with the Merger) in connection with such Merger. See "QUESTIONS AND ANSWERS - Who is Pali?" and "SPECIAL FACTORS - Opinion of Pali Capital, Inc."


     The Special Committee, after consideration and a review of other going private transactions (Deltek Systems, Inc., Rampart Capital Corporation, Siena Holdings, Inc. and Citizens Bancshares Inc., as well as numerous others filed with the SEC), and in reliance upon the Pali fairness opinion and advice of its own legal advisor, unanimously recommended to Strategic's Board of Directors on October 22, 2003 that this offer was the best means to achieve the objectives described in "Purpose and Reason for the Merger."

     Pursuant to a written consent of the Board of Directors on October 23, 2003 (with David Miller as the only director abstaining and no board members dissenting), the Merger was approved and the Board of Directors (with David Miller abstaining) concurred with Pali's recommendation regarding the purchase price.

Purpose and Reasons for the Merger

     Until November 20, 2002, our Common Stock was traded on the OTCBB under the symbol "SCPI." Our Form 10-K, as amended, for the fiscal year ending June 30, 2002 was not timely filed with the SEC and, therefore, our Common Stock was delisted from trading on the OTCBB. As of the date of this Information Statement, our Common Stock is listed for trading on the OTC under the symbol "SCPI." There is no current bid or offer price and the last trade was reported by the National Quotation Bureau to have occurred in June 2003 at a price of $10.00 per share.

     Of the approximately 77,190 shares of Strategic Common Stock outstanding, shareholders who are not members of the Buyer Group hold only approximately 24,386 shares, or 31.6%. Because members of the Buyer Group have tended not to sell their shares, and because of the relatively low number of outstanding shares, the trading volume of shares of Common Stock has been virtually non-existent. During the 12 months prior to our delisting, the average daily trading volume had been approximately zero (0) shares per day. As the trading market for our Common Stock is very illiquid, it is difficult for our stockholders to dispose of their shares should they choose.

     In recent years, Strategic believes the public marketplace has had less interest in public companies with a small market capitalization and a limited amount of securities available for trading in the public marketplace. The Board of Directors believes it is highly speculative whether Strategic Common Stock will ever achieve significant market value because of Strategic's size, the lack of liquidity and no assurance of significant profitable growth in the near future. The realization that Strategic Common Stock might never achieve significant market value as a public company is one of the reasons that ultimately caused the Board of Directors and Special Committee to conclude that Strategic no longer is benefitting from being a public company, and that it would be in the best interests of Strategic and its shareholders for Strategic to be privately held.

     The Buyer Group's proposal presented Strategic with the opportunity to return to the status of a private company while affording the shareholders who are not members of the Buyer Group the opportunity to liquidate their Common Stock at a price at the time of Pali's fairness opinion that represents a premium of 263% over the then last offer price, approximately a 250% premium over the last and most recent sale price and a 278% premium over the last offer price, without incurring any brokerage commissions. In addition, being a private company would eliminate any negative perception about our Company based on the performance of our stock price, relieve Strategic of certain expenses incident with being a public company (during our last two fiscal years, we paid in excess of $375,000 for accounting, legal, transfer agent, and related fees and costs), eliminate various obligations applicable to a public company (reporting and compliance obligations under the Exchange Act and in connection with the Sarbanes-Oxley legislation), increase management's flexibility to consider and initiate actions geared to long-term growth as opposed to short-term earnings per share.

     Strategic believes that it is in the best interest of Strategic and its shareholders to provide liquidity to the maximum number of shareholders. The Board of Directors has determined that the Merger is the most expeditious and economical way of liquidating the interests of the shareholders who are not members of the Buyer Group at a fair price, which is higher than that which could be achieved in the open market. In light of these objectives, the Board of Directors concluded that the Merger will accomplish its goals. Accordingly, the Company determined to engage in this going private transaction at this time due to the considerations discussed above in this section.

Recommendation of the Special Committee

     The Special Committee unanimously determined that the Merger is fair to and in the best interests of Strategic and its unaffiliated shareholders. The Special Committee unanimously recommended that Strategics Board of Directors approve the Merger Agreement. In reaching its determinations, the Special Committee relied on its knowledge of our business and information provided by our officers, as well as the advice of its financial advisor and legal counsel. In reaching its decision, the Special Committee considered a number of factors, including the following positive factors, and the factors considered by management discussed above, each of which in the view of the Special Committee supported such determination:

     - the written fairness opinion of Pali delivered to the Special Committee on October 21, 2003 upon which fairness opinion the Special Committee is expressly authorized to rely; such fairness opinion was originally addressed to the Company's Board of Directors and evaluated the fairness of the consideration to be received from a financial point of view to the Company; such fairness opinion considered the equity value of the Company in a sale or liquidation scenario and concluded that with an equity base of $9.2 million and contingent liabilities of $10.5 million (contract buy-out of David
           Miller: $6,000,000; loss on sales of assets: $3,000,000; and deferred reserves: $1.5 million, the Company's equity base is a negative $1.3 million, further validating a $25.00 per share value). The Special Committee has adopted Pali's analysis and conclusions in this regard as its own;

     - the historical trading activity of our Common Stock, including the fact that the average daily trading volume of our Common Stock for the twelve months prior to their recommendation to the Board of Directors in October 2003 was zero (0) shares per day;

     - the small public float and limited prospects for creating institutional interest in our stock or coverage by analysts;

     - the fact that the proposed merger consideration of $25.00 per share constitutes a premium of 263% over the last offer price as reported by Pali in its fairness opinion, approximately a 250% premium over the last and most recent sale price and a 278% premium over the last offer price;

     - the Special Committee's judgment that it was unlikely for Strategic shareholders to realize in excess of $25.00 per share due to the current and prospective environment in which Strategic operates, and more particularly, the difficulty that Strategic would have in the future competing against larger, more aggressive competitors with greater capital resources; in January 2003, the Financial Accounting Standards Board ("FASB") adopted FASB Interpretation No. 46 ("FIN 46") entitled "Consolidation of Variable Interest Entities. In certain instances, FIN 46 may require consolidation of finished lot option contracts for which their total potential losses are limited to their deposit. In these situations, it requires builders to put on their balance sheets assets that they do not own and liabilities for which they are not responsible. Due to the complexity of FIN 46 and its various interpretations, the same asset and liability may be recorded on the financial statements of two or more independent non-affiliated companies. The uncertainty of a clear standard applicable to our industry has had a negative impact on our business and operations. Other factors affecting the current and prospective environment in which Strategic operates include increasing insurance premiums, reduced insurance coverage, higher self-insured retentions and deductibles, requiring additional collateral on surety bonds, reducing limits, restricting coverages, and imposing exclusions.

     - the fact that the consideration to be received in the Merger is payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by Strategic's shareholders;

     - the fact that the Merger Agreement does not unduly deter a third party from making an acquisition proposal, inhibit the Special Committee from withdrawing or modifying its approval or recommendation of the Merger or the Merger Agreement or inhibit the Board of Directors from approving, recommending or accepting an acquisition proposal that the Special Committee determines to be of a superior proposal to the shareholders of Strategic than the Merger. Specifically, the Merger Agreement includes provisions which permit the Special Committee to withdraw its recommendation of the Merger if there is a more favorable acquisition proposal and permit the Board of Directors to terminate the Merger Agreement in order to accept a more favorable acquisition proposal with a third party. See "THE MERGER AGREEMENT - No Solicitation of Competing Transactions;"

     - the fact that the Merger Agreement is not subject to a financing condition on the part of the Buyer Group;

     - the fact that the Merger consideration of $25.00 per share is less than the book value of the Company of $120.18 per share as of June 30, 2003; the Special Committee understood that book value could only be realized by selling the assets for prices at or above the recorded book value. The Special Committee did not determine whether the Company's assets would sell for less than, more than or equal to their book value, but nevertheless believed the Merger consideration to be fair to the unaffiliated shareholders, although less than the book value per share, based on the fact that attempting to sell the Company's assets for book value would involve considerable market risk and uncertainty and could result in prices below book value, that if the assets were sold, the proceeds to the Company would be reduced by transaction costs and taxes payable by the Company to the extent that assets were sold at prices in excess of their adjusted tax basis, that any sale of assets would have to be conducted over a relatively long period to occur in an orderly fashion, which would defer the receipt and disbursing of proceeds, and that intangible assets such as goodwill was included in book value but would not be realized in any sale of assets not involving the sale of the Company as a going-concern. Based on these considerations, the Special Committee believed that the prospects of achieving book value would not be a superior alternative to the receipt by the unaffiliated shareholders of the Merger consideration; and

     - the inability to find a financially sound third party interested in doing a transaction with Strategic; prior informal discussions with third parties in the past did not proceed in any meaningful fashion since all of the potential acquirors sought to effect a transaction on terms unfavorable to the Company (utilizing inflated stock as compensation to Company shareholders in lieu of cash). Additionally, the Company's decline in revenue producing assets (the Company's revenues for March 31, 2002 were $105,455,432 and declined each quarter to $50,854,708 as of September 30, 2003) since March 2002 would most likely hinder the Company's ability to attract such third parties.

     The Special Committee also considered the following adverse factors associated with the Merger:

     - our minority shareholders will not have the right to participate in our future growth, if any.

     The Special Committee believes the Merger is procedurally fair to Strategic unaffiliated shareholders in light of the following factors, and notwithstanding the fact that no separate approval of the shareholders who are not members of the Buyer Group is required in order to approve the Merger Agreement:

     - the formation of a special committee of three non-employee directors and its empowerment by the Board to retain financial advisors and legal counsel of the committee's choice;

     - the retention by the Special Committee of a legal advisor to assist it in evaluating the Merger proposal and its reliance upon Pali's fairness opinion in view of their being no material change concerning the Company's current and planned business and operations, competitive stance within the marketplace, continued lack of stock market activity, and Pali's familiarity with the Company due to their recent evaluation;

     - the fact that the members of the Special Committee will not personally benefit from the consummation of the Merger contemplated by the Merger Agreement, other than in their capacity as holders of shares of our Common Stock.

     The Special Committee also considered the advantages and disadvantages of other potential alternatives to the acquisition of the interests of the unaffiliated shareholders, which included the sale of Strategic to a third party, and continuing as a public company. Prior informal discussions with third parties in the past did not proceed in any meaningful fashion since all of the potential acquirors sought to effect a transaction on terms unfavorable to the Company (utilizing inflated stock as compensation to Company shareholders in lieu of cash). Additionally, the decline in Company revenues (the Company's revenues for March 31, 2002 were $105,455,432 and declined each quarter to $50,854,708 as of September 30, 2003) since March 2002 is a factor the Special Committee believes would make the Company undesirable to third parties. It was not considered feasible to grow the Company through acquisitions as we require our cash to acquire revenue producing assets and our stock was not believed to have an attractive value for target companies which, if issued for purposes of acquisition, would cause dilution to all shareholders. In view of the factors raised by Pali in its fairness opinion (no market maker, no institutional security owners, unpredictable revenues and no consistency in net income, significant contingent liabilities and key man dependence upon Mr. David Miller), upon which factors Pali concluded it is not appropriate for the Company to be a public company, continuing as a public company was not viewed as a viable alternative, which factors have been expressly adopted by the Special Committee. The Special Committee noted that a previously attempted corporate repurchase program in 2000 evidenced limited participation and that an odd-lot/fractional share purchase program would also probably be unsuccessful in view of the concern that certain holders of fractional shares and odd-lot shares would not make the effort to return their certificates and that many other Company shareholders would probably not respond due to the Company's transfer agent not having current addresses for certain of such persons and others being deceased. Accordingly, such latter course of action was not considered viable as the Company's shareholder based would in all likelihood remain above 300 requiring the Company to continue to report to the SEC under the Exchange Act.

     The members of the Special Committee evaluated the factors in light of their knowledge of our business, their knowledge of the industry and their good faith business judgment. Although the Special Committee believes that these were all of the material factors considered, in view of the large number of factors considered by the Special Committee in connection with the evaluation of the Merger and the complexity of these matters, the Special Committee did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each member of the Special Committee may have given different weight to the various factors. The Special Committee conducted a discussion of, among other things, the factors described above, including asking questions of the Special Committee's legal advisor, and reached the conclusion that the Merger Agreement was advisable and in the best interests of Strategic and its unaffiliated shareholders.

Recommendation of the Board of Directors

     The Board of Directors determined, with David Miller abstaining, based on the unanimous recommendation of the Special Committee, that the Merger is fair to and in the best interests of Strategic and its unaffiliated shareholders and approved the Merger Agreement. In accordance with applicable state law, the Merger transaction has been approved by the holders of a majority of the Company's issued and outstanding voting securities, including shares held by Company affiliates. The transaction has not been structured so as to require the approval of at least a majority of unaffiliated security holders. None of the other board members, comprised of Messrs. Weiss, Wilson and Roach, dissented or abstained from the vote regarding this transaction.

     All members of the Board of Directors who own shares intend to vote their shares for approval of the Merger Agreement.

     The Board of Directors considered the following factors, including that the Officers and Directors of the Company will continue in their respective positions with the Company following the Merger in deciding to recommend that shareholders vote "FOR" the approval of the Merger Agreement:

     - the fact that the Company's Officers and Directors pre and post Merger, while the same persons, will not be receiving any additional compensation or other remuneration or benefit as a result of the Merger (other than two of the Special Committee Members receiving consideration for their shares at the same price per share as the Company's unaffiliated shareholders);

     - the recommendation of the Special Committee, the analysis and conclusions of which the Board of Directors adopted as its own;

     - the written opinion of Pali delivered to the Special Committee on October 21, 2003 which was previously delivered by Pali to the Board of Directors on July 30, 2003; such fairness opinion was originally addressed to the Company's Board of Directors and evaluated the fairness of the consideration to be received from a financial point of view to the Company, the analysis and conclusions therein of which the Board of Directors adopted as its own;

     - the factors discussed above as having been relied upon by the Special Committee;

     -     the procedural factors described below.

     The Board of Directors believes that the Merger is procedurally fair because, among other things:

     - the Special Committee consisted entirely of non-employee directors appointed by the Board of Directors to represent the interests of Strategic's unaffiliated shareholders;

     - the Special Committee retained and was advised by its own legal counsel;

     - the Special Committee considered and evaluated the Merger and Merger consideration;

     - even though the Special Committee consisted of Directors of Strategic and was therefore not completely unaffiliated with Strategic, committees of independent directors (who in this instance may be deemed independent except for the de minimus stockholdings of two of the three members - each approximately 1%) are a commonly used mechanism that is recognized under applicable law to ensure fairness in transactions of this type;

     - the ability of the Special Committee and the Board of Directors to consider any alternative proposal and terminate the Merger Agreement if they determine that the failure to do so would be inconsistent with their fiduciary duties under applicable law; and

     - the availability of appraisal rights under applicable Florida law for the Company's stockholders who oppose the Merger.

     In view of the foregoing, and because we feel that the appraisal rights granted to the Company's stockholders under applicable Florida law provide our unaffiliated stockholders sufficient protection, the Board of Directors believes that sufficient procedural safeguards exist to ensure fairness of the Merger and to permit the Board of Directors to effectively represent the interests of Strategic's unaffiliated shareholders. Accordingly, the separate approval of the shareholders who are not members of the Buyer Group is not required in order to approve the Merger Agreement.

     In view of the variety of factors considered by the Board of Directors and the complexity of these matters, the Board of Directors did not find it practicable to, and it did not, quantify or otherwise attempt to assign relative weights to the factors considered in making its determination, nor did it evaluate whether these factors were of equal importance. In considering the factors described above, individual members of the Board of Directors may have given different weight to the various factors.

Opinion of Pali Capital, Inc.


     Pali provided the Company's Board of Directors with a fairness opinion dated July 30, 2003, addressing the fairness, from a financial point of view to the Company of the price per share to be received by shareholders in a proposed purchase by the Company of its outstanding shares. Such opinion letter concerned itself with a contemplated purchase of the Company's shares of Common Stock, which was being considered in a general fashion by the Company at such time, rather than the mechanics of how a transaction, if effected, would be undertaken. Pali advised the Special Committee by its October 21, 2003 correspondence addressed to the Special Committee that it could rely upon such fairness opinion.

     Pali provides in its opinion letter that its analysis and summary set forth therein must be considered as a whole and that it made no attempt to assign specific weights to particular analyses or factors considered but rather, made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion. Pali further provides in its opinion letter that its analysis and factors must be considered as a whole, and that selecting portions of the analysis and factors considered by Pali without considering all of the analysis and factors could create a misleading or incomplete view of the processes underlying the analysis conducted by Pali and its opinion.


     To determine the fair value of the Company's Common Stock, Pali: (i) held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the businesses, operations and prospects of the Company; (ii) examined certain financial forecasts and other information and data for the business and operations of the Company which were provided to or otherwise discussed with Pali by Company management; (iii) considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected that they considered relevant in evaluating the consideration to be received by shareholders; and (iv) conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as they deemed appropriate in arriving at their opinion.

     In its opinion to the Company, Pali identified the following issues in deriving an appropriate price per share for a repurchase:

            1.    There are no appropriate comparable companies;

            2.    Strategic is currently listed on the OTC;

            3.    There is no market maker for Strategic's Common Stock;

            4.    There are no institutional owners of Strategic Common Stock;

            5. Strategic has unpredictable revenues and no consistency in net income;

            6.    Strategic has significant contingent liabilities;

            7.    Key Man dependence;

            8.    Strategic is inappropriate as a public entity.

     Pali determined that using a traditional Discounted Cash Flow methodology was inappropriate to derive a fair price per share for the Company's proposed repurchase, basing such conclusion primarily upon the Company's unpredictable revenues, the Company's dependence upon its Key Man, President/Chief Executive Officer for nearly all of its revenues, its losses within the past three years and the possibility of losses in the near future. Due to the Company's unpredictable earning stream, Pali was of the belief that assigning a growth rate to the Company is inappropriate and concluded that with a 0% growth rate and potential losses, a Discounted Cash Flow methodology would not provide a sound basis for an appropriate price per share. Similarly, Pali was of the view that it is inappropriate to use projected earnings and revenues to determine a share price.

     Pali also determined that the use of comparable company pricing multiples was inappropriate because the Company operates as a niche player, providing specialized services to its clients offered by no other company in its industry.

     Pali's opinion relied on the performance of the Company's stock in active trading prior to its listing in the OTC market as its basis for the Company's stock repurchase price. Pali noted that the Company's 100-day moving average provided a range of approximately $20 per share to $30 per share over the past three years and determined that such range is an appropriate range for the Company's stock purchase and that $25 per share is a fair price. Pali also noted that the last offer price for Strategic prior to the date of its July 30, 2003 opinion was $9.50 per share, that there was no bid price, and at $25 per share, the repurchase price represents a 263% premium over the then last offer price.

     Pali also considered the equity value of the Company in a sale or liquidation scenario and determined that an adjusted equity value of the Company in a sale liquidation scenario further validated the share repurchase price of approximately $25.

     Pali consented to the inclusion of its fairness opinion in this Information Statement and expressly advised the Special Committee that it could rely upon such fairness opinion.


     Pali received an aggregate fee of $30,000 ($15,000 upon execution of its retainer agreement with the Company and $15,000 upon the Company's receipt of the fairness opinion). Pali did not provide any other services to the Company during the previous two years. Commencing on August 1, 2003, Pali provides the Company with financial advisory services relating to financing and business opportunities and is paid consulting fees of $3,000 per month in connection therewith. Such services may be terminated by the Company upon thirty days notice.

     While Pali's fairness opinion addresses the fairness of the consideration to be received from a financial point of view to the Company rather than the consideration to be received by unaffiliated security holders, the filing persons in the Company's Schedule 13E-3, as amended, noted that Pali did advise the Special Committee in its October 21, 2003 correspondence to the Special Committee that it could rely upon same. In addition, the filing persons also noted that Pali was previously provided with a draft of the Information Statement prior to the delivery of its October 21, 2003 correspondence to the Special Committee and, thus, was aware that the Special Committee was constituted to act on behalf of the Company's unaffiliated shareholders. Accordingly, such filing persons deemed it appropriate to rely upon the evaluation of the Merger by the Special Committee, including its reliance upon the Pali opinion letter as being fair and in the best interests of the Company's unaffiliated shareholders

     Pali's engagement was not on a contingency basis and the Company did not impose any limitations on the scope of Pali's investigation in connection with its opinion letter or have any input as to the methodology to be utilized. The valuation reached by Pali, an independent investment banking firm with no affiliation to, or prior association with, the Company prior to being retained for such opinion letter, was completely within Pali's discretion. Pali discussed in its opinion letter several valuation methodologies, as described above (traditional discounted cash flow, comparable company pricing multiples, equity value of the Company in a sale or liquidation scenario, and prior stock trading).

     Pali concluded that using a traditional discounted cash flow methodology is inappropriate to derive a fair price per share based primarily upon the Company's unpredictable revenues and its dependence upon its key man for nearly all of its revenues. Pali noted that the Company had losses within the last three years and may have losses again in the near future, and that due to its unpredictable earning stream, Pali believes assigning a growth rate to the Company is inappropriate. Pali further concluded that with a 0% growth rate and potential losses, a discounted cash flow methodology will not provide a sound basis for an appropriate price per share.

     Pali concluded that the use of comparable company pricing multiples is impossible as a basis for determining fair value per share because the Company operates as a niche player, providing specialized services to its clients offered by no other company in its industry; accordingly, Pali stated that the metrics of other companies for comparison does not make sense.

     Pali also considered the equity value of the Company in a sale or liquidation scenario. Pali noted that the Company has approximately $9.2 million in equity, but that after accounting for contingent liabilities, that equity base is effectively eliminated. The contingent liabilities are:

     1.   Contract buy out of David Miller: $6 million
     2.   Loss on sale of assets: $3 million
     3.   Deferred reserves: $1.5 million

     With an equity base of $9.2 million and contingent liabilities of $10.5 million, the equity base of the Company is a negative $1.3 million. Therefore, Pali concluded that an adjusted equity value of the Company in a sale or liquidation scenario further validates the anticipated share repurchase price of approximately $25.00.

     Pali's analysis concerning the Company's prior stock trading is discussed above in this section.


The Buyer Group's Purpose and Reasons for the Merger

     The purpose of the Merger is to enable the Buyer Group, through New Company, to acquire the entire equity interest in Strategic other than those shares it already owns. The transaction has been structured as a cash merger in order to provide Strategic's shareholders (other than the Buyer Group) cash for all of their shares. See "SPECIAL FACTORS - Background of the Merger; and "Purpose and Reasons for the Merger."

     The Merger allows the Buyer Group to own 100% of Strategic as a private company while providing Strategic's other shareholders the opportunity to liquidate their investments in Strategic Common Stock for cash at a price representing a premium of 263% over the last offer price as reported by Pali in its fairness opinion (approximately a 250% premium over the last and most recent sale price and a 278% premium over the last offer price).

     The Buyer Group's desire to proceed with the Merger is motivated primarily by the continuing low valuation placed on Strategic Common Stock by the public equity markets and the extremely limited ability of shareholders to sell shares of Strategic Common Stock. The Buyer Group believes that Strategic is no longer benefitting from being a public company, and that as a private company, Strategic will be better positioned to focus on long-term growth as opposed to short-term earnings per share results and avoid the negative market perceptions that could result from the performance of its stock price. Accordingly, the Buyer Group determined to engage in this going private transaction at the present time for the reasons discussed above.

Position of the Buyer Group as to Fairness of the Merger

     The rules of the SEC require that the Buyer Group express their belief as to the fairness of the Merger to Strategic's unaffiliated shareholders. As described in more detail under "SPECIAL FACTORS - Background of the Merger," the terms of the Merger Agreement were not negotiated at arm's length between the Board of Directors and New Company. The Buyer Group did not independently consider the fairness of the Merger consideration to Strategic's shareholders, nor did the Buyer Group seek or receive a fairness opinion or other advice as to the fairness of the Merger consideration.

     Based exclusively on the evaluation of the Merger by the Special Committee, including a review of the description in this Information Statement of the information and factors considered by the Special Committee in concluding that the terms of the Merger Agreement are advisable and are fair to and in the best interests of Strategic and its unaffiliated shareholders, the Buyer Group believes that the terms of the Merger Agreement are advisable and are fair to and in the best interests of Strategic and its unaffiliated shareholders. All of the analysis performed and conclusions reached by the Special Committee with respect to the fairness of the transaction, have been expressly adopted by the Buyer Group as its own, See "SPECIAL FACTORS - Recommendation of the Board of Directors."

     The Buyer Group recognizes that there may be some disadvantage to Strategic's unaffiliated shareholders as a result of the Merger. These disadvantages include the fact that such shareholders will cease to have an interest in Strategic's future growth, if any, going forward. The Buyer Group also recognizes, however, that such shareholders will benefit from the Merger, if it is approved, since the Merger consideration to be paid to Strategic's shareholders represents a substantial premium over the current market price of Strategic's shares, provides them with liquidity for their investment, allows such shareholders to avoid paying brokerage fees upon the sale of their Strategic shares and prevents such shareholders from being subjected to possible future losses or declines in the market value of the shares.

Risks That the Merger Will Not be Completed

     Completion of the Merger is subject to various risks, including, but not limited to, the following:

     - that Strategic or New Company will not have performed in all material respects their respective obligations contained in the Merger Agreement before the effective time of the Merger;

     - that the representations and warranties made by Strategic or New Company in the Merger Agreement will not be made true and correct at the closing date of the Merger; and

     - that there may be litigation that could prevent the Merger, cause the Merger to be rescinded following completion of the Merger or that could have an adverse effect on Strategic.

     As a result of the various risks to the completion of the Merger, there can be no assurance that the Merger will be completed even though the requisite shareholder approval has been obtained. It is expected that, if Strategic shareholders do not approve the Merger Agreement or if the Merger is not completed for any other reason, the current management of Strategic, under the direction of the Board of Directors, will continue to manage Strategic as an ongoing business. If the Merger is not completed, depending on the circumstances, Strategic or the Buyer Group, as the case may be, may be required to reimburse certain fees and expenses of the other party. See "SPECIAL FACTORS
- Fees and Expenses of the Merger" and "THE MERGER AGREEMENT - Expenses."

Conduct of the Business of Strategic If the Merger is Completed

     It is expected that following the Merger, the business and operations of Strategic will be continued substantially as they are currently being conducted. At this time, Strategic has no plans for:

     - any extraordinary transaction, such as a merger, reorganization or any purchase, sale or transfer of a material amount of assets;

     - any material change in the present dividend policy or the issuance of any dividend payments in the foreseeable future; or

     - any indebtedness or change in the capitalization or structure of the Company, other than as described in this Information Statement.

     As described elsewhere in this Information Statement, the officers and directors of Strategic prior to the Merger will remain as officers and directors of Strategic after the Merger. Since Strategic will become a private company after the Merger, it will no longer be required to file periodic reports under the federal securities laws. See "SPECIAL FACTORS - Certain Effects of the Merger."

Conduct of the Business of Strategic If the Merger is Not Completed

     If the Merger is not consummated, the Board of Directors expects that Strategic's current management will continue to operate Strategic's business substantially as currently operated. No other alternative methods of operation are being considered other than the exploration of other asset classes and business opportunities.

Interests of Certain Persons in the Merger

     In considering the recommendation of the Special Committee and the Board of Directors, you should be aware that certain of Strategic's officers and directors have interests in the Merger, or have certain relationships as described below, that present actual or potential conflicts of interest in connection with the Merger. The Board of Directors were aware of these actual or potential conflicts of interest and considered them along with other matters described under "SPECIAL FACTORS -- Purpose and Reasons for the Merger" and "Recommendation of the Board of Directors."

     The principal member of the Buyer Group is David Miller. The other members of the Buyer Group are Scott Miller (David Miller's son), Rita Miller (David Miller's wife), Helen Miller Irrevocable Trust, Libo Fineberg, Trustee (a trust in which David Miller is the sole beneficiary) Lite `N Low, Inc. and Priority Capital Corp, privately held companies which David Miller is the sole shareholder.

     David Miller is Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer of Strategic, and after the Merger, David Miller will continue to serve in such positions.

     The Merger Agreement provides that Strategic will continue after the Merger closes all rights of indemnification existing on the date of the Merger Agreement in favor of the present and former officers and directors. See "THE MERGER AGREEMENT -- Director and Officer Liability." The current members of the Strategic Board of Directors will be entitled to such indemnification and liability insurance coverage after the Merger closes.

     The executive officers and directors of Strategic prior to the Merger will be the executive officers and directors of Strategic after the Merger.

Advantages and Disadvantages of the Merger

     The Merger will present certain potential advantages and disadvantages to Strategic, the Buyer Group, the unaffiliated shareholders and the shareholders who are not members of the Buyer Group.

Strategic and the Buyer Group

     If the Merger is consummated, the possible several different advantages to Strategic and the Buyer Group include the following:

     - Eliminate Public Disclosure and Reporting Obligations. As a publicly held corporation, Strategic's operations and financial position are open to public scrutiny. Information concerning Strategic, its officers, directors and certain shareholders (information not ordinarily disclosed by privately held companies) will no longer be readily available to competitors once the Merger has been consummated.

     - Eliminate Undue Management Demands. Once the Merger has been approved and consummated, management will be able to focus on Strategic's business rather than being burdened by preparing and filing annual, quarterly, current and other reports with the SEC.

     - Management Focus. Relieved of the pressures to produce quarterly earnings per share results for the public market place, management can better focus on long-term growth strategies that may otherwise negatively impact or delay earnings.

     - Eliminate Certain Costs. The costs of administration, legal, accounting and other fees associated with operating as a public company subject to the reporting requirements of the Exchange Act will be eliminated once the Merger has been approved and consummated (during our last two fiscal years, we paid in excess of $375,000 for accounting, legal, transfer agent, and related fees and costs); we believe the approximate annual cost that will be eliminated by this going private transaction include the following:

          ------------------------------------------------------------
                 Printing                                    $ 10,000
          ------------------------------------------------------------
          Transfer Agent Fees                                $ 25,000
          ------------------------------------------------------------
          Edgarization Expenses                              $ 15,000
          ------------------------------------------------------------
          Legal Fees                                         $ 75,000
          ------------------------------------------------------------
          Accounting Fees, including review of SEC related   $ 50,000
          matters
          ------------------------------------------------------------
          SEC Rules and Accounting Consulting                $ 50,000
          ------------------------------------------------------------
          Company Staff Time                                 $150,600
          ------------------------------------------------------------
              Total :                                        $375,600

     - Participation in Future Appreciation. Members of the Buyer Group will have increased participation in any future appreciation of Strategic's business after the Merger.

     If the Merger is consummated, the potential disadvantages to Strategic and the Buyer Group include the following:

     - Continued Limited Access to Capital Markets. Strategic may have continued limited or reduced access to capital to finance future growth plans, meet working capital needs, acquire other businesses or retire existing debt once the Merger has been consummated.


     - Loss of Liquidity. Once the Merger has been consummated, there will be no public market for any of the shares of capital stock of Strategic. Thus, the members of the Buyer Group may be unable to dispose of their shares at a readily ascertainable price because of the absence of a public market for Strategic's shares.


     - Risk of Future Downturn/Losses. Members of the Buyer Group will assume the risk of future downturns in Strategic's business after the Merger as well as all of the losses.

              The change in the portion of the Company's net book value and net income each member of the Buyer Group controls as a result of this going private transaction is set forth below in both percentages and dollar amounts:

         -----------------------------------------------------------------------------------------------------
         Name of Member of Buyer Group                        Percentage and Dollar portion of net Book Value
         -----------------------------------------------------------------------------------------------------
         David Miller (includes Lite N' Low, Inc.,
         Priority Capital Corp., two entities of which
         Mr. Miller is the sole Shareholder )                           43.20%           3,997,000
         -----------------------------------------------------------------------------------------------------
         Scott Miller                                                    8.60%             796,000
         -----------------------------------------------------------------------------------------------------
         Rita Miller                                                     8.60%             796,000
         -----------------------------------------------------------------------------------------------------
         Helen Miller Irrevocable Trust,
         Libo Fineberg, Trustee (a Trust in which
         David Miller is the sole beneficiary                            8.10%             749,000
         -----------------------------------------------------------------------------------------------------
         % Total of Net Book Value - 9/30/03                            68.50%           6,338,000
         =====================================================================================================
         Total Book Value - Before Buyout                                 100%           9,252,000
         -----------------------------------------------------------------------------------------------------
         Minus Buyout Cost                                                                 610,000
         -----------------------------------------------------------------------------------------------------
         Total Net Book Value - After Buyout                              100%           8,642,000
         =====================================================================================================
         David Miller (includes Lite N' Low, Inc.,
         Priority Capital Corp., two entities of which
         Mr. Miller is the sole Shareholder )                            63.2%           5,462,000
         -----------------------------------------------------------------------------------------------------
         Scott Miller                                                    12.5%           1,080,000
         -----------------------------------------------------------------------------------------------------
         Rita Miller                                                     12.5%           1,080,000
         -----------------------------------------------------------------------------------------------------
         Helen Miller Irrevocable Trust,
         Libo Fineberg, Trustee (a Trust in which
         David Miller is the sole beneficiary                            11.8%           1,020,000
         -----------------------------------------------------------------------------------------------------
         % Total of Net Book Value - After Buyout                         100%           8,642,000
         =====================================================================================================

         -----------------------------------------------------------------------------------------------------
         Name of Member Group                                 Percentage and Dollar portion of net Income
         -----------------------------------------------------------------------------------------------------
         David Miller (includes Lite N' Low, Inc.,
         Priority Capital Corp., two entities of which
         Mr. Miller is the sole Shareholder )                            43.2%             112,000
         -----------------------------------------------------------------------------------------------------
         Scott Miller                                                     8.6%              22,000
         -----------------------------------------------------------------------------------------------------
         Rita Miller                                                      8.6%              22,000
         -----------------------------------------------------------------------------------------------------
         Helen Miller Irrevocable Trust,
         Libo Fineberg, Trustee (a Trust in which
         David Miller is the sole beneficiary                             8.1%              21,000
         -----------------------------------------------------------------------------------------------------
         % Total of Net Income- 9/30/03                                  68.5%             177,000
         =====================================================================================================
         Total Net Income - Before Buyout                                 100%             258,000
         -----------------------------------------------------------------------------------------------------
         Total Net Income - After Buyout                                  100%             258,000
         =====================================================================================================
         David Miller (includes Lite N' Low, Inc.,
         Priority Capital Corp., two entities of which
         Mr. Miller is the sole Shareholder )                            63.2%             163,000
         -----------------------------------------------------------------------------------------------------
         Scott Miller                                                    12.5%              32,000
         -----------------------------------------------------------------------------------------------------
         Rita Miller                                                     12.5%              32,000
         -----------------------------------------------------------------------------------------------------
         Helen Miller Irrevocable Trust,
         Libo Fineberg, Trustee (a Trust in which
         David Miller is the sole beneficiary                            11.8%              31,000
         -----------------------------------------------------------------------------------------------------
         % Total of Net Income - After Buyout                             100%             258,000
         =====================================================================================================

Shareholders Who Are Not Members of the Buyer Group

     If the Merger is consummated, the potential advantages to shareholders who are not members of the Buyer Group include the following:

     - Purchase Price Above Market Price. The shareholders who are not members of the Buyer Group will receive $25.00 cash per share (pro-rata portion thereof for fractional shares) in the Merger, which represents a premium of 263% over the last offer price as reported by Pali in its fairness opinion, approximately a 250% premium over the last and most recent sale price and a 278% premium over the last offer price.

     - Liquidity. The market for Strategic Common Stock is very illiquid. As of October 8, 2003, there was no bid for our shares of Common Stock, an offer of $9.00 per share and one market maker. Subsequent thereto, the offer price was at one time $9.50 per share, and thereafter, for a short period of time, there was a $9.50 bid and no offer, and currently, no bid and no offer. The last trade was reported by the National Quotation Bureau to have occurred on June 12, 2003 at a price of $10.00 per share As a result, it is extremely difficult for shareholders to dispose of any significant number of shares of Common Stock without significant impact on the market price. The virtually non-existent trading volume, lack of bid price, lack of multiple market makers, lack of analyst coverage, small public float of the Common Stock, minority public ownership interest and small market capitalization of Strategic have all continued to adversely affect the trading market for Strategic Common Stock. The Merger will enable the shareholders who are not members of the Buyer Group to dispose of their Common Stock at a fair price, notwithstanding the illiquid market for the Common Stock, rather than continue to own these shares subject to the risks presented by the illiquid trading market.

     - Avoid Brokerage Commission. Holders of small amounts of our Common Stock often find it uneconomical to dispose of their shares due to the minimum brokerage commission typically charged which in some cases may exceed the value of the shares owned. The shareholders who are not members of the Buyer Group will receive a $25.00 cash per share (pro-rata portion thereof for fractional shares), without interest, for each share of Strategic Common Stock they own with no commission of fees subtracted.

     - Fractional and Odd-Lot Shareholders. A majority of our stockholders are fractional and/or odd lot holders. Due to the illiquidity of our Common Stock and the brokerage commission incurred in effecting a sale of stock, many fractional and/or odd lot holders have determined it is not economically feasible to try to dispose of their stock, and have also been unable to realize a tax loss for such stock ownership.

     - Penny Stock Sales Rules. While our shares of Common Stock do not technically constitute "penny stock," stock brokerage firms have informally viewed our shares of Common Stock as "penny stock" and have imposed sales restrictions relating thereto. Consequently, the treatment of our shares of Common Stock as "penny stock" has adversely affected and may continue to adversely affect the ability of our shareholders to sell such securities in the market place (pursuant to Rule 144 in the case of restricted securities, or otherwise).

     - No Investment Risk. The Merger will remove future investment risks associated with holding Strategic Common Stock. Such risks include the factors discussed herein at the end of the "QUESTIONS AND ANSWERS" section above and under the heading "ITEM 1: BUSINESS - Competition, Market and Other Risk Factors" in Strategic's Annual Report on Form 10-K for the Year Ending June 30, 2003.

     If the Merger is consummated, the potential disadvantages to the shareholders who are not members of the Buyer Group include the following:

     - No Benefit from Strategic's Future Growth. The shareholders who are not members of the Buyer Group will not have the opportunity to benefit from the future growth, cash flows and earnings, if any, of Strategic's business.

     - Taxable Event. The receipt of cash following the Merger by shareholders who are not members of the Buyer Group will constitute a taxable transaction for federal income tax purposes.

     - No Benefits from Future Transactions. The shareholders who are not members of the Buyer Group will not have the opportunity to benefit from any potential future sale, merger or other significant transaction.

Certain Effects of the Merger

     If the Merger is consummated:

     - Strategic will no longer be a public company and the registration of Strategic Common Stock under the Exchange Act, will terminate;

     - Our Common Stock will be ineligible for trading on the OTCBB or any other exchange. Our Common Stock may continue to be quoted in the OTC, but we cannot predict whether, if ever, an active trading market will exist for our Common Stock;

     - The members of the Buyer Group will be the sole beneficiaries of any future earnings and growth of Strategic following the Merger. Shareholders who are not members of the Buyer Group will not benefit from any future increase in the value of Strategic, but, on the other hand, will not bear the risk of any future decrease or losses in the value of Strategic following the Merger; and

     - Under Florida law, any shareholder opposed to the Merger will have statutory appraisal rights.

Financing the Merger

     New Company anticipates that the total amount of funds required in connection with the Merger and related transactions is approximately $609,650 to pay the Merger consideration to Strategic's shareholders who are not members of the Buyer Group. In addition, New Company estimates that there will be approximately $125,000 in filing, legal, accounting and other fees and expenses that will be payable in connection with the completion of the Merger, as described in more detail below in "Fees and Expenses of the Merger."

     New Company anticipates that it will fund the transaction with:

     - Strategic's cash, cash equivalents and working capital (which includes recent loans in the aggregate amount of $1,100,000 made by David Miller, Lite `N Low, Inc. and Priority Capital Corp., privately held companies of which David Miller is the sole shareholder, Rita Miller and Scott Miller for the acquisition of new model homes, in addition to loans by Rita Miller and Scott Miller aggregating $150,000 as of June 30, 2003, all of which loans bear interest at 9% per annum and are payable on demand) on the effective date of the Merger, net of amounts necessary for ongoing needs of Strategic.

Appraisal Rights

     Shareholders complying with Sections 607.1301, 607.1302, 607.1303, 607.1320, 607.1321, 607.1323, 607.1324, 607.1326 of the Florida Business
Corporation Act, copies of which are attached hereto as Appendix C, may be entitled to appraisal rights.

         Florida Statute ss.607.1302 provides that a shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder's shares in the event of, among other things, consummation of a merger to which the shareholder is entitled to vote.

         Pursuant to Florida Statute ss.607.1321 if a shareholder wishes to assert appraisal rights in connection with the Merger, such shareholder must deliver to the Company, within 20 days after receiving notice from the Company that they may be entitled to such rights, written notice of such shareholder's intent to demand payment if the Merger is effected.

         If the Merger becomes effective, the Company must deliver a written appraisal notice and form, together with Company financial statements, to all shareholders who satisfied the requirements of ss.607.1321, as set forth above, specifying the date the corporate action became effective. Such form must state, among other things, (i) where the form must be sent, (ii) where certificates must be deposited and the date by which those certificates must be deposited,
(iii) a date by which the Company must receive such completed form, (iv) an estimate of the fair value of the shares and an offer to pay each shareholder who is entitled to appraisal rights such fair value.

         A shareholder who wishes to exercise appraisal rights must return the form by the date specified in such notice. Alternatively, a shareholder who is dissatisfied with the Company's offer of estimated fair value as set forth in such notice must notify the Company of their estimate of the fair value of shares by such date and demand payment of that estimate plus interest. Failure to return the form (and, if applicable, share certificates) or notify the Company of its estimate of fair value by the due date will cause the shareholder to waive the right to demand payment. A shareholder may withdraw its exercise of appraisal rights by so notifying the Company, in writing, by the date designated in the appraisal notice. A shareholder who fails to so withdraw may not thereafter withdraw without the Company's written consent. If the shareholder accepts the Company's offer for payment of the estimated fair value for the shares, payment shall be made within 90 days after the Company's receipt of such form.

Fees and Expenses of the Merger

     Generally, Strategic will pay all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger whether or not the Merger is consummated, except in certain circumstances specified in the Merger Agreement. See "THE MERGER AGREEMENT -- Expenses."

                                                                                   New
                                                                              Company/Buyer
                                                                                  Group             Strategic
                                                                              -------------       ------------
     Filing Fees                                                                   $ -0-          $      49.32
     Investment advisors' fees, outside consultants, etc. and expenses             $ -0-          $  65,000.00
     Legal Fees including Special Counsel and expenses                             $ -0-          $  25,000.00
     Accounting Fees and expenses                                                  $ -0-          $  15,000.00
     Printing and mailing costs                                                    $ -0-          $   7,500.00
     Miscellaneous                                                                 $ -0-          $   7,450.68
     Transfer Agent/Depository Fees                                                $ -0-          $   5,000.00
                                                                                                  ------------
     Total                                                                                        $ 125,000.00

Anticipated Accounting Treatment of the Merger

     Strategic anticipates that the Merger will be accounted for by Strategic using the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America.

U.S. Federal Income Tax Consequences of the Merger

     Strategic and New Company

     The Merger will not have any material U.S. federal income tax consequences for either Strategic or New Company.

     Shareholders Who Are Not Members of the Buyer Group

     The following is a summary of material U.S. federal income tax considerations relevant to beneficial owners whose shares of Strategic Common Stock are converted to cash in the Merger and who are not members of the Buyer Group or related (within the meaning of Section 318 of the Internal Revenue Code of 1986, as amended (the "Code")) to members of the Buyer Group. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The summary does not address beneficial owners of shares of Common Stock in whose hands the shares are not capital assets within the meaning of Section 1221 of the Code nor does it address beneficial owners of Common Stock who received the shares as part of a hedging, "straddle," conversion or other integrated transaction, upon conversion of securities or exercise of warrants or other rights to acquire shares, or pursuant to the exercise of employee stock options or otherwise as compensation, and may not apply to certain types of beneficial owners of Common Stock (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules. This summary is not intended as tax advice to any person and does not address the U.S. federal income tax consequences to a beneficial owner of Common Stock who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws or estate and gift tax laws.

     The U.S. federal income tax consequences described below are included for general information purposes only. Because individual circumstances may differ, each beneficial owner of shares of Strategic Common Stock should consult his or her own tax advisor to determine the applicability of the rules discussed below to him or her and the particular tax effects to him or her of the Merger, including the application and effect of state, local and other tax laws.

     The receipt of cash for shares of Strategic Common Stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a beneficial owner of shares of common stock will recognize gain or loss in an amount equal to the difference between the beneficial owner's adjusted tax basis in the shares of common stock converted to cash in the Merger and the amount of cash received. A beneficial owner's adjusted basis in the shares of common stock generally will equal the beneficial owner's purchase price for those shares of common stock. Gain or loss must be determined separately for each block of common stock (i.e., common stock acquired at the same cost in a single transaction) converted to cash in the Merger. Such gain or loss will be capital gain or loss provided that the beneficial owner held Strategic Common Stock as a capital asset.

     Net capital gain recognized by non-corporate taxpayers from the sale of property held more than one year will generally be taxed at a rate not to exceed 15% for U.S. federal income tax purposes. Net capital gain from property held for one year or less will be subject to tax at ordinary income tax rates. In addition, capital gains recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of capital losses against ordinary income.

     Payments in connection with the Merger may be subject to "backup withholding" at a rate of 30%, unless a beneficial owner of Common Stock, either
(1) comes within certain exempt categories (generally including corporations, financial institutions and certain foreign individuals), or (2) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax but merely an advance payment; any amounts so withheld may be credited against the U.S. federal income tax liability of the beneficial owner subject to the withholding and may be refunded to the extent it results in an overpayment of tax. Each beneficial owner of Common Stock should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining this exemption.

Members of the Buyer Group

     A member of the Buyer Group who receives shares of Strategic Common Stock as a result of the Merger should treat those shares as if they were the same shares of Strategic Common Stock that such persons had transferred to New Company shortly prior to the Merger, and had the same basis and holding period as the shares of Strategic Common Stock such member of the Buyer Group transferred to New Company. No gain or loss will be recognized with respect to the receipt of such shares. Members of Buyer Group who had differing basis and holding periods for their different shares of Strategic Common Stock transferred to New Company should consult with their tax advisors regarding maintaining appropriate records to retain the separate tax basis and holding periods of their various shares of Strategic Common Stock.

     Shareholders who are related to the members of the Buyer Group (within the meaning of Section 318 of the Code), should consult with their tax advisors to determine whether the cash they are receiving for their shares of Strategic Common Stock in the Merger will be taxable as ordinary income.

Regulatory Matters

     Strategic does not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the Merger other than approvals, filings or notices required under federal securities laws and the filing of Articles of Merger together with the Merger Agreement meeting the requirements of the Florida Business Corporation Act with the Florida Secretary of State. Should any such approval or other action be required, it is Strategic's and the Buyer Group's present intention to seek such approval or action. Neither Strategic nor the Buyer Group currently intend, however, to delay the Merger pending the outcome of any such action or the receipt of any such approval (subject to either party's right to terminate the Merger Agreement if any of the conditions in the Merger Agreement shall not have occurred). See "THE MERGER AGREEMENT -- Conditions." There can be no assurance that any such approval or other action, if needed, would be obtained without substantial effort or that adverse consequences might not result to Strategic's business in the event that such approval was not obtained or such other action was not taken. See "THE MERGER AGREEMENT -- Conditions."

     In addition, the Merger will not require a filing or approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Litigation

     To the best of our knowledge, no lawsuits have been filed relating to the Merger.

Provisions for Unaffiliated Security Holders

     Neither Strategic nor New Company has made any provision to grant unaffiliated shareholders of Strategic access to the corporate files of Strategic or New Company or to assist such shareholders to obtain counsel or appraisal services.

Recent Transactions; Negotiations and Contacts

     During the past two years, we have not been engaged in any negotiations, transactions or material contacts with any of our affiliates concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any of our securities (other than the proposed going private transaction described herein), election of our directors or sale or other transfer of a material amount our of assets.

     We have various notes currently payable to members of our management and their affiliates, including our Chairman, David Miller, two companies of which Mr. Miller is the sole shareholder, Ralph Wilson, one of our directors, Scott Miller, an officer and Rita Miller, one of our shareholders. These loans arose from advances made to us. As of June 30, 2003, such loan balances totaled $300,000 ($75,000 due to Rita Miller, $75,000 due to Scott Miller and $150,000 due to Ralph Wilson; Mr. Wilson's loan, while not segregated, was and continues to be utilized to acquire revenue producing assets). The notes are payable on demand, bearing interest at 9%, which is payable monthly. Interest on stockholder notes payable totaled $95,794 for the year ended June 30, 2003, $115,361 for the year ended June 30, 2002, and $109,653 for the year ended June 30, 2001. Subsequent to June 30, 2003, additional shareholder loans were made to the Company by David Miller, Scott Miller, Lite `N Low and Priority Capital Corp., privately held companies of which David Miller is the sole shareholder in the aggregate amount of $1,100,000, bearing interest at 9%, for an aggregate amount of $1,400,000 through October 14, 2003. Such loans are due on demand. Our management believes that the loans from stockholders were made on equal or better terms than were available elsewhere. During the years ended June 30, 2002 and 2001, we issued a total of 5,366 and 7,460 detachable warrants post-reverse split, respectively, to these six above-name stockholders. These warrants have subsequently been terminated. No warrants were issued during the fiscal year ended June 30, 2003 or through the date hereof. We are not required to issue any warrants or any other securities to any of such lenders in connection with the recent loans.

     In June 2002, we also issued a note for $500,000 to our Chairman, David Miller, in partial payment for our redemption of our convertible preferred stock. The note bore interest of 6%, payable monthly. Principal payments of $250,000 were due July 1, 2003 and July 1, 2004. This note was prepaid in June 2003, without penalty.

     The Company has established Equity Incentive Plans (the "Plans") to attract and retain key employees to provide an incentive for them to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company. Under the terms of the Plans, the Company may award Incentive Stock Options which are intended to qualify under Section 422A of the Internal Revenue Code. All such options may be exercised during a four-year period commencing one year from the date of the option grant and terminating five years from date of issuance. The Board of Directors cancelled all outstanding options in May 2003 and the Company will not issue any additional options pursuant to such Plan.

Pro Forma Financial Information

     We have not provided pro forma financial information giving effect to the Merger in this Information Statement. We do not believe that this information is material to you in evaluating the Merger since:

     -     the Merger consideration you will receive is all cash;

     - you will not retain a continuing equity interest in Strategic's business after the Merger.

Other Financial Data

     Strategic's ratio of earnings to fixed charges for our quarter ended September 30, 2003 and for our fiscal years ended June 30, 2003, 2002, 2001, 2000 and 1999 is as follows: at September 30, 2003 and June 30, 2003, Strategic's net book value per share was $119.86 and $120.18, respectively.

                                                                         Fiscal Year Ended June 30,
Description                                Quarter Ended
                                         September 30, 2003     2003           2002           2001           2000           1999
                                         ------------------     ----           ----           ----           ----           ----
Earnings                                   $   1,122,050     $6,276,956     $8,676,776     $6,987,208     $4,767,087     $3,568,604

Fixed Charges                              $     771,596     $5,165,106     $6,709,989     $6,896,969     $4,831,440     $3,750,604

Ratio of Earnings to Fixed Charges                  1.22           1.29           1.01           0.99           0.95           1.45
                                           =============     ==========     ==========     ==========     ==========     ==========

Earnings to Fixed Charges
   Excess/(Deficiency)
                                                $350,454     $1,111,850     $1,966,787     $   90,239     $  (64,353)    $ (182,000)
                                           =============     ==========     ==========     ==========     ==========     ==========


     The Company fully utilized its operating loss carryforwards during the Company's fiscal year ended June 30, 2002, and does not have any operating loss carryforwards available for future use.


     Market Prices and Dividend Information


     Until November 19, 2002, our Common Stock was traded on the OTCBB under the symbol "SCPI." Our Form 10-K, as amended, for the fiscal year ending June 30, 2002 was not timely filed with the SEC and, therefore, our Common Stock was delisted from trading on the OTCBB. As of the date of this Information Statement, our Common Stock is listed for trading on the OTC under the symbol "SCPI." See also "QUESTIONS AND ANSWERS - What is the OTC?"

     There has been virtually no trading activity in our Common Stock during the prior twelve months with sporadic bid/offer (ask) information available during such time period (for example, on October 8, 2003 there was no bid for our Common Stock, an offer of $9.00, and one market maker. Subsequent thereto, the offer price was at one time $9.50 per share, and thereafter, for a short period of time, there was a $9.50 bid and no offer, and currently, no bid and no offer). These quotes were obtained through Prudential Securities. Bid/offer information is not available through the various online services and when an online inquiry is made, the response indicates such information is "not available." The Company has attempted to obtain quotations from Prudential Securities on several occasions and has been advised that such information was generally not available or untimely.


     The following table sets forth for the period indicated, the high closing bid price and low closing asked price for our Common Stock as reported by the National Quotation Bureau during the past two fiscal years, and for the first quarter of fiscal 2004. All current and historical figures to our Common Stock have been adjusted to reflect our reverse stock split (200 to 1) effected in June 2002.

                                                   High        Low        Volume
                                                   ----        ---        ------
Fiscal 2004:
First Quarter                                     $ N/A       $ N/A       $ N/A

Fiscal 2003:
First Quarter                                     $ N/A       $ N/A       $ 200
Second Quarter                                    $ N/A       $ N/A       $ 400
Third Quarter                                     $ N/A       $ N/A       $ N/A
Fourth Quarter                                    $ N/A       $ N/A       $ N/A

Fiscal 2002:
First Quarter                                     $ N/A       $ N/A       $2,200
Second Quarter                                    $ N/A       $ N/A       $2,756
Third Quarter                                     $  34       $  24       $  894
Fourth Quarter                                    $  51       $   3       $4,469

     We have not paid any cash dividends on our Common Stock and do not anticipate paying in the foreseeable future. We intend to continue our present policy of retaining earnings for investment in our operations.

Strategic Common Stock Purchase Information

     Purchases by Strategic

     Strategic has not purchased its Common Stock through stock repurchase agreements during the last two years.

     Purchases by New Company

     New Company has not purchased any shares of Strategic Common Stock during the last two years.

     Transactions by Certain Members of the Buyer Group

     Certain members of the Buyer Group exercised warrants in June 2002 to purchase 1,430,000 shares, which transactions were rescinded in December 2002. During May 2003, based on a valuation prepared by an independent valuation company, the Company reached an agreement with its stockholder lenders to eliminate the obligation to issue warrants for an additional 1,173,100 shares on each loan renewal and cancel all warrants previously issued and outstanding.

     The Board of Directors cancelled all outstanding options in May 2003 and the Company will not issue any additional options pursuant to such Plan.

                                   THE PARTIES

Strategic Capital Resources, Inc.

     Strategic Capital Resources, Inc. was incorporated in Delaware in 1995. We reincorporated as a Florida corporation on August 14, 2003. We are actively exploring other asset classes and business opportunities. Future opportunities may be in real estate assets or extend to other real estate activities or unrelated asset classes.

     We are engaged in such arrangements in three lines of business:

     1. Sale/leaseback of fully furnished model homes complete with options and upgrades;

     2. Residential real estate acquisition and development; and

     3. Multi-family residential property (sold March, 2003).

BENEFICIAL OWNERSHIP OF STRATEGIC'S SECURITIES

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 28, 2003 by (i) each of the Company's officers and directors, (ii) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, and
(iii) all of the Company's officers and directors as a group. Except as otherwise noted, each person indicated has sole voting and investment power with respect to the securities listed.

                                                        Amount and
                                                        Nature of      Percent
                                                        Beneficial       of
Name and Address of Beneficial Owner                    Ownership       Class
                                                        ----------     -------
Directors and Officers:

David Miller                                              33,354(1)     43.2%
7691 Porto Vecchio Place
Delray Beach, FL 33446

Scott Miller                                               6,600         8.6%
7691 Porto Vecchio Place
Delray Beach, FL 33446

Samuel G. Weiss                                              770         1.0%
265 Sunrise Hwy, Suite 30
Rockville Center, New York 11570

Ralph Wilson                                                 787         1.0%
7 Ensign Lane Massapequa,
New York 11758

Libo Fineberg, Trustee (2)                                 6,250         8.1%
Helen Miller Irrevocable Trust
3500 Gateway Drive
Pompano Beach, Florida 33069

Rita Miller (3)                                            6,600         8.6%
7691 Port Vecchio Place
Delray Beach, FL 33446

All Officers and Directors as a Group (4) (4 persons)     41,511        53.8%(4)

-----------------
(1) Includes 5,250 shares owned by Lite `N Low, Inc. and 7,750 shares owned by Priority Capital Corp., privately-held companies of which David Miller, our Chief Executive Officer, President, Chief Financial Officer and Chief Accounting Officer and one of our Directors, is the sole shareholder.

(2) David Miller, our Chief Executive Officer, President and one of our Directors, is the sole beneficiary. Mr. Miller has no voting power and he disclaims any beneficial ownership.

(3) Rita Miller is the wife of David Miller. She has sole voting power and ownership and David Miller disclaims any beneficial ownership.

(4) Does not include John H. Roach, Jr., a Company director, who does not own any Company securities.

Directors and Executive Officers of Strategic


     The names of the current directors and executive officers and certain information about them as of November 28, 2003, are set forth below.


Name                       Age                       Position
----                       ---                       --------
David Miller               58      Chairman of the Board, Chief Executive Officer, President, Chief
                                   Financial Officer and Chief Accounting Officer

Samuel G. Weiss            54      Secretary, Director

Scott Miller               28      Vice President, Assistant Secretary

Ralph Wilson               73      Director

John H. Roach, Jr.         61      Director

     David Miller is the father of Scott Miller. There are no other family relationships amongst our management.

     Set forth below is certain information with respect to our directors and executive officers as of the date of this Information Statement. Each of our directors and executive officers is a citizen of the United States. None of our directors and executive officers have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Except as otherwise noted, the business address of each person is in care of Strategic Capital Resources, Inc., 7900 Glades Road, Suite 610, Boca Raton, FL 33434.

     David Miller was appointed Chairman of the Board on July 29, 1997. On December 1, 2000, Mr. Miller was elected President and Chief Executive Officer. In August 2003, he assumed the position of our Chief Financial Officer and Chief Accounting Officer as well. Prior to December 2000, Mr. Miller had been engaged as a consultant to us since our organization. Since 1994, Mr. Miller has served as Chairman of the Board of Lite `N Low, Inc., a holding company no longer actively engaged in business. Mr. Miller is currently Chairman of Priority Capital Corp., a privately held company which is inactive. Mr. Miller devotes substantially all of his time to our business.

     Samuel G. Weiss, Secretary and Director, has been an executive officer of our Company since our organization. Effective May 1997, Mr. Weiss was interim President and served in that capacity until January 1, 1999. Since 1974, Mr. Weiss has been engaged in the practice of law in the State of New York. Mr. Weiss devotes only such time as is necessary to our business.

     Scott Miller, Vice President and Assistant Secretary, was appointed to his positions with us in September 2000. Prior to joining our Company, Mr. Miller earned a Master's Degree in mediation and arbitration from Nova Southeastern University. He received a Bachelor of Arts degree in English from Hofstra University in 1997. He devotes substantially all of his time to our business.

     Ralph Wilson, Director, has held his position since our organization. In addition, since 1971, Mr. Wilson has been a principal officer of Comet Electronics Corp., a privately owned manufacturer of subassemblies in Farmingdale, New York. Mr. Wilson devotes only such time as is necessary to our business.

     John H. Roach, Jr. was elected a Director in December 1998. In August 2003, Mr. Roach assumed the position of Managing Director of Jamison Prince Asset Management of New York, New York. From January 2002 to August 2003, he was self employed as a financial consultant to various private companies and individuals. From May 2000 through December 2001, he was a Senior Client Advisor for J.P. Morgan Private Bank. Prior thereto, from 1998 to 2000, he was Senior Managing Director for Reliance National. Mr. Roach devotes only such time as is necessary to our business.

New Company

     New Company has been incorporated under the laws of the State of Florida for the purpose of completing the Merger. New Company's principal executive offices will be located at the Company's present executive offices. The Buyer Group will own 100% of the issued and outstanding stock of New Company. Mr. David Miller is the sole officer and director of New Company. Because he is also a member of Strategic's board, his biographical information appears above. He is a United States citizen and, for the last five years, has not been convicted in a criminal proceeding or been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. The members of the Buyer Group, including Mr. Miller, have agreed to contribute their shares of Strategic Common Stock to New Company in exchange for shares of New Company common stock immediately prior to the Merger.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Information Statement. This summary is qualified in its entirety by reference to the full text of the Merger Agreement and you are urged to carefully read the full text of the Merger Agreement. The Merger Agreement is incorporated into this Information Statement by this reference.

Structure and Completion of the Merger

     New Company will merge with and into Strategic, with Strategic surviving the Merger. Holders of Strategic Common Stock, except for New Company, will receive $25.00 per share for each share of Common Stock that they own at the time of the Merger. The shareholders of New Company will not receive any cash compensation for their outstanding shares of Strategic Common Stock because immediately before the Merger, they will contribute those shares to New Company in exchange for shares of New Company common stock. At the closing of the Merger, New Company will cease to exist as a separate entity, the shares of Strategic Common Stock owned by New Company shall be cancelled and cease to exist and the shares of New Company common stock owned by the Buyer Group will be converted into shares of Strategic Common Stock. Strategic Common Stock will be deregistered under the Exchange Act, and Strategic will continue in business as a privately held Florida corporation owned by the Buyer Group.

     The articles of incorporation and bylaws of Strategic immediately prior to the Merger will be the articles and bylaws of Strategic after the Merger. Similarly, the officers and directors of Strategic prior to the Merger will be the same after the Merger.

Effect of the Merger on Capital Stock

     Each issued and outstanding share of Strategic Common Stock, other than shares owned by New Company, will be converted into the right to receive $25.00 per share in cash, without interest, upon the surrender of the share certificates. If Strategic changes the number of shares of its Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other method, then the cash consideration to be received will be appropriately adjusted. Each share of Common Stock outstanding immediately prior to the Merger will cease to exist at the time of the Merger, and the holders of such stock will no longer have any rights with respect to such shares, except the right to receive cash consideration. At the effective time of the Merger, each whole share of New Company outstanding immediately prior to the Merger will be converted into one share of Strategic Common Stock. Such shares will continue to exist upon consummation of the Merger and will be issued and outstanding shares of Strategic Common Stock. Strategic Common Stock owned by New Company will be cancelled and cease to exist.

Stock Option Plan

     In June 2001, a majority of the Company's shareholders approved our 2001 Stock Option Plan" (the "Plan"). This Plan provides for the grant of incentive and non-qualified stock options that may be issued to key employees, non-employee directors, independent contractors and others and we have reserved 12,500 shares of our Common Stock for issuance under the Plan. There are no options outstanding under this Plan and the Company will not issue any additional options, pursuant to such Plan.

Payment Procedures for Shareholders Who Receive Cash in the Merger

     Strategic has selected its transfer agent, Continental Stock Transfer & Trust Company, as payment agent in connection with the Merger. Strategic will arrange for the payment agent to receive sufficient funds to provide all necessary payments to holders of shares, other than holders who are members of the Buyer Group and will contribute shares to New Company, that are issued and outstanding immediately before the completion of the Merger. Following the Merger, Strategic will pay all charges and expenses, including those of the payment agent, in connection with the exchange of cash for shares.

     As soon as practicable, but no more than five business days after the completion of the Merger, Strategic will instruct the payment agent to mail to each holder of a share certificate, other than holders who are members of the Buyer Group and will contribute shares to New Company, a letter of transmittal, form of affidavit and instructions on how to surrender the certificates in exchange for the Merger consideration.

     After you surrender to the payment agent your stock certificate(s) with the letter of transmittal, you will be paid in cash the amount to which you are entitled under the Merger Agreement, without interest, after any required withholding and similar deductions. After the completion of the Merger, there will not be any transfers of the shares that were outstanding immediately prior to the completion of the Merger on Strategic's stock transfer books.

     Neither New Company nor Strategic will be liable to any former shareholders for any amount properly delivered pursuant to applicable abandoned property, escheat or similar laws of the state where such shareholder resides. See "QUESTIONS AND ANSWERS - What Happens If I Do Not Surrender My Stock Certificates/Shares?" Any person claiming their stock certificate has been lost, stolen or destroyed will be required to sign an affidavit to that effect and may be required by the surviving corporation to post a bond in a reasonable amount as an indemnity against any claim that could be made against the surviving corporation in respect of such lost, stolen or destroyed stock certificates. After delivering an affidavit, and if required a bond, the surviving corporation will deliver the applicable amount of cash in respect of such shares. In the event of a transfer of ownership of the Strategic Common Stock which is not registered in the transfer records of Strategic, the cash consideration shall be paid to such a transferee if the certificate representing such Strategic Common Stock is presented to Strategic accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

Stock Certificate Exchange Procedures for Members of the Buyer Group

     Members of the Buyer Group will receive certificates from New Company representing shares of New Company common stock when they contribute their shares of Strategic Common Stock to New Company immediately prior to the Merger. At the closing of the Merger, New Company will cease to exist as a separate entity, the shares of Strategic Common Stock owned by New Company will be cancelled and the shares of New Company common stock owned by the Buyer Group will be converted into shares of Strategic Common Stock. New Strategic Common Stock certificates will be issued by Strategic to members of the Buyer Group as soon as practicable after the closing of the Merger.

Representations and Warranties

     The Merger Agreement contains representations and warranties by each of Strategic and New Company. The representations of Strategic relate to, among other things.

     - the existence and good standing of Strategic and each of its corporate subsidiaries in their states of organization; Strategic's qualification to do business as a foreign corporation in good standing in other jurisdictions; and the completeness and correctness of Strategic's articles of incorporation and bylaws;

     - Strategic's corporate power and authority to execute and deliver the Merger Agreement and all other agreements and documents contemplated by the Merger Agreement; the authorization and approval of the Merger Agreement by the Board of Directors; the valid and legally binding nature of the Merger Agreement, enforceable against Strategic in accordance with its terms (subject to applicable law);

     - the composition of the authorized capital stock of Strategic and the number of issued and outstanding shares of Strategic's stock, the nature of the issued shares as duly authorized, validly issued, fully paid, no assessable and free of preemptive rights;

     - the lack of any conflict with or breach of any provisions of Strategic's articles of incorporation or bylaws; any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument; or any law, rule, regulation, judgment, order or decree binding upon or applicable to Strategic or any of its subsidiaries;

     - the lack of requirement for any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than filing Articles of Merger and the Merger Agreement with the Florida Secretary of State and requisite filings required by the Exchange Act;

     - the lack of any payment of finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to the merger;

     - the requirement for an affirmative vote of the holders of a majority of the outstanding shares of Strategic Common Stock to approve the Merger Agreement; and

     - the receipt, of an opinion of Pali stating that the price paid to Strategic's shareholders (other than New Company) for Strategic Common Stock is fair, from a financial point of view, to Strategic's shareholders.

     The representations of New Company relate to, among other things:

     - the existence and good standing of New Company in its state of organization; that copies of its articles of incorporation and bylaws made available to Strategic are true, complete and correct;

     - the lack of any equity interest by New Company in any entity other than Strategic;

     - New Company's corporate power and authority to execute and deliver the Merger Agreement and all other agreements and documents contemplated by the Merger Agreement; the authorization and approval of the Merger Agreement by all requisite corporate action on the part of New Company; the valid and legally binding nature of the Merger Agreement, enforceable against New Company in accordance with its terms (subject to applicable law);

     - the lack of any conflict with or breach of any provisions of New Company's articles of incorporation or bylaws; any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument; or any law, rule, regulation, judgment, order or decree binding upon or applicable to New Company;

     - the lack of requirement for any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than filing the Articles of Merger with the Florida Secretary of State and requisite filings required by the Exchange Act;

     - the lack of any payment of finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to merger;

     - the fact that New Company was formed solely for the purpose of engaging in the Merger transaction and has not engaged in any activities other than in connection with the Merger;

     - New Company and the Buyer Group have no current intention to sell, transfer or otherwise dispose of Strategic Common Stock or its business following consummation of the Merger, but there can be no assurance such transfer as to its business would not occur in the future;

     - that the Merger Agreement does not violate certain provisions of Florida Business Corporation Act; and

     - that the surviving corporation immediately post-Merger will be able to pay its debts as they mature, will have capital sufficient to carry on its business and will have assets with a present fair salable value greater than the aggregate amount of indebtedness.

Ordinary Course of Business Covenant

     Strategic has agreed in the Merger Agreement that before the completion of the Merger, it will operate its business in the ordinary and usual course. In particular, Strategic has agreed as to itself and its subsidiaries that it will use its commercially reasonable efforts to preserve its business organization intact and maintain its existing business relationships, and that it will not:

     -     amend its articles of incorporation or bylaws;

     - issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof;

     - grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire any shares of its capital stock;

     - increase any compensation or benefits, except in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, except with new employees consistent with past practice;

     - adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes that are less favorable to participants in such plans;

     - declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its subsidiaries;

     - sell, lease or otherwise dispose of any of its assets (including capital stock of any subsidiaries) that are material to Strategic, except in the ordinary course of business; or

     - take any action that is likely to delay materially or adversely affect the ability of any of the parties (i) to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or (ii) to consummate the Merger.

Actions to be Taken to Complete the Merger

     In the Merger Agreement, Strategic and New Company each agree to take all necessary action to complete the Merger. In particular, Strategic and New Company each agree that the information they have supplied for inclusion or incorporation by reference in this Information Statement and the Schedule 13E-3 to be filed with the SEC in connection with the Merger will not contain any untrue statement of a material fact or omit to state any material fact required to be stated in these documents or necessary to make the statements in these documents, in light of the circumstances under which they were made, not misleading. Strategic and New Company have also agreed to ensure that this Information Statement and the Schedule 13E-3 comply as to form in all material respects with the applicable provisions of all applicable securities laws and regulations. Strategic agreed to promptly prepare and file this Information Statement, and the Schedule 13E-3.

No Solicitation of Competing Transactions

     The Merger Agreement prohibits Strategic (through its Board of Directors, Special Committee or otherwise) from soliciting, initiating or encouraging any inquiries or the making of any proposal that would constitute a competing transaction to the merger contemplated by the Merger Agreement.

     However, the Board of Directors (acting through the Special Committee) may:

     - furnish information (pursuant to a confidentiality agreement, a copy of which will be provided to New Company) about Strategic and its businesses, properties or assets to any third party or "group" as defined in Section 13(d) of the Exchange Act, other than New Company, in response to any unsolicited inquiry, proposal or offer;

     - engage in discussions or negotiations with a third party or group that has made an unsolicited inquiry, proposal or offer;

     - following receipt of a bona fide proposal relating to a competing transaction, disclose to Strategic's shareholders a statement that Strategic recommends acceptance or rejection of the proposal relating to the competing transaction, expresses no opinion and is remaining neutral toward the third party or group's proposal or is unable to take a position with respect to the third party or group's proposal (as contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act);

     - following receipt of a bona fide proposal relating to a competing transaction, fail to make its recommendation or withdraw or modify its recommendation with respect to the Merger or the Merger Agreement; and/or

     -     terminate the Merger Agreement.

     Before submitting a position statement to the shareholders, or terminating the Merger Agreement, as discussed above, the Board of Directors must conclude in good faith after consultation with counsel that any such action is consistent with the Board of Directors' fiduciary duties to Strategic's shareholders under applicable law.

Expenses

     Generally, Strategic will pay all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger whether or not the Merger is consummated. New Company and the Buyer Group will pay Strategic's costs and expenses, however, if the Merger Agreement is terminated because:

     - there has been a breach by New Company of any material representation, warranty, covenant or agreement or if any representation or warranty of New Company shall have become materially untrue, in either case such that the conditions set forth in the Merger Agreement would not be satisfied and such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to New Company by Strategic.

     In addition Strategic will pay New Company's and the Buyer Group's costs and expenses if the Merger Agreement is terminated because:

     - the Board of Directors or Special Committee determines in good faith, after consultation with legal counsel, that failure to do so would be inconsistent with the Board of Directors' fiduciary duties under applicable law;

     - there has been a breach by Strategic of any material representation, warranty covenant or agreement or if any representation or warranty of Strategic shall have become materially untrue, in either case such that the conditions set forth in the Merger Agreement would not be satisfied and such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by New Company to Strategic;

     - the Board of Directors of Strategic or the Special Committee shall have withdrawn or materially modified, in a manner adverse to New Company, its approval or recommendation of the Merger, or resolved to do so; or

     - Strategic engages in discussions or negotiations with a third party or group with respect to a competing transaction and does not terminate such discussions within 10 business days thereafter.

Director and Officer Liability

     Strategic and New Company agree that after the effective time of the Merger, Strategic, its successors and assigns (through a merger, consolidation, sale or transfer of substantially all of Strategic's assets, or any similar transaction) will maintain all rights to indemnification existing on the date of the Merger Agreement in favor of the present and former directors, officers, employees and agents of Strategic, to the fullest extent of the law and Strategic's articles of incorporation and bylaws, and Strategic agrees not to amend the articles of incorporation and bylaws to reduce or limit the rights to indemnification. All rights to indemnification in respect to any claim or claims asserted shall continue until the disposition of any and all such claims.

Conditions

     The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the closing date of the following conditions:

     - none of the parties shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, that prohibits the consummation of the Merger; and

     - no statute, rule or regulation shall have been enacted by any governmental authority that prohibits or makes unlawful the consummation of the Merger.

     The obligation of Strategic to effect the Merger shall be subject to the fulfillment at or prior to the closing date of the following conditions:

     - New Company shall have performed in all material respects its covenants and agreements required to be performed on or prior to the closing date, and the representations and warranties of New Company shall be true and correct in all material respects, and Strategic shall have received a certificate of New Company certifying to such effect; and

     - The Board of Directors or the Special Committee shall not have withdrawn or materially modified its approval or recommendation of the Merger or resolved to do so.

     The obligations of New Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the closing date of the following conditions:

     - Strategic shall have performed in all material respects its covenants and agreements required to be performed on or prior to the closing date, and the representations and warranties of Strategic shall be true and correct in all material respects, and New Company shall have received a certificate of Strategic certifying to such effect.

Termination

     The Merger Agreement may be terminated and the Merger abandoned at any time before the completion of the Merger by mutual written consent of Strategic and New Company.

     The Merger Agreement may be terminated by Strategic or New Company if:

     - a governmental authority enacts a statute, rule or regulation that prohibits or makes unlawful the Merger;

     - the Merger is not completed prior to December 31, 2003 and the closing date has not otherwise been extended by the parties; or

     - a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate the Merger Agreement shall have used commercially reasonable efforts to remove such injunction, order or decree.

     The Merger Agreement may be terminated by action of the Board of Directors of Strategic if:

     - there has been a breach by New Company of any material representation, warranty, covenant or agreement or if any representation or warranty of New Company shall have become materially untrue, in either case such that any of the conditions set forth in the Merger Agreement would not be satisfied and such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to New Company by Strategic; or

     - the Board of Directors determines in good faith, after consultation with legal counsel, that failure to do so would be inconsistent with the Board of Directors' fiduciary duties under applicable law.

     The Merger Agreement may be terminated by action of the board of directors of New Company if:

     - there has been a breach by Strategic of any material representation, warranty covenant or agreement or if any representation or warranty of Strategic shall have become materially untrue, in either case such that any of the conditions set forth in the Merger Agreement would not be satisfied and such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by New Company to Strategic;

     - the Board of Directors of Strategic or the Special Committee shall have withdrawn or materially modified, in a manner adverse to New Company, its approval or recommendation of the Merger, or resolved to do so;

     - Strategic engages in discussions or negotiations with a third party or group with respect to a competing transaction and does not terminate such discussions within 10 business days thereafter; and

     - at any time after the date of the Merger Agreement, there shall have occurred a material adverse effect on or change in the business, results of operations or financial condition of Strategic and its subsidiaries on a consolidated basis or the ability of Strategic to consummate the Merger primarily due to significant acts by any civil or military authority, terrorist acts, national emergencies, disturbances, insurrections, riots or wars or to the commencement or to an overt threat of litigation material to Strategic and its subsidiaries, taken as a whole.

                             CONTRIBUTION AGREEMENT

     Immediately prior to the effective time of the Merger, each member of the Buyer Group has agreed to contribute his, her or its Strategic Common Stock to New Company in exchange for whole shares of New Company common stock equal to the number of shares of Strategic Common Stock contributed to New Company. Each member of the Buyer Group executed a contribution agreement.


     Each Buyer Group member acted individually and not jointly with other Buyer Group members when executing the contribution agreement except for Lite `N Low and Priority Capital Corp. which are controlled by Mr. David Miller. No Buyer Group member agreed to vote, or is obligated by the contribution agreement to vote, his, her or its Strategic Common Stock in favor of the Merger Agreement. By signing the contribution agreement, no Buyer Group member has conferred upon any other person or shared the power to dispose or vote or direct the disposition or voting of his, her or its Strategic Common Stock.

     In the contribution agreement, the Buyer Group members represent to New Company that they:

     - are the record and beneficial owners of the Strategic Common Stock to be contributed to New Company;

     - own their Strategic Common Stock free and clear of any liens, encumbrances or other claims;

     - have the power and right to sell, assign, transfer and deliver their Strategic Common Stock and, upon delivery to New Company of their stock certificates, New Company will acquire their Strategic Common Stock free and clear of any liens or encumbrances; and

     - duly executed and delivered the contribution agreement and that the contribution agreement is valid and binding upon and enforceable against them in accordance with its terms.

     In the contribution agreement, New Company represents to the Buyer Group that it:

     -     is a corporation in good standing under the laws of Florida;

     - has authorized the issuance of New Company common stock upon the terms described in the contribution agreement; and

     - has duly authorized, executed and delivered the contribution agreement and that the contribution agreement is valid and binding upon and enforceable against New Company in accordance with its terms.

     Pursuant to the terms of the Merger Agreement, and as more fully discussed above under "THE MERGER AGREEMENT -- Effect of the Merger on Capital Stock", shares of New Company common stock held by the Buyer Group will be converted into Strategic Common Stock at the effective time of the Merger.

                       WHERE YOU CAN FIND MORE INFORMATION

     Strategic files reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy, at the prescribed rates, this information at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549.

     These documents are also included in our SEC filings, which you can access electronically at the SEC's website at http://www.sec.gov.

     Strategic, New Company, David Miller, Rita Miller, Scott Miller and Helen Miller Irrevocable Trust, Libo Fineberg, Trustee have filed with the SEC
Schedule 13e-3 Transaction Statement on Schedule 13E-3 in respect of the Merger. As permitted by the SEC, this Information Statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC website.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows Strategic to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

     This document incorporates by reference the documents listed below that Strategic has filed previously with the SEC. They contain important information about Strategic and its financial condition.

     -     Strategic's Annual Report on Form 10-K for the year ended June 30,
           2003.

     - Strategic's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

     -     Information Statement filed with the SEC on September 15, 2003.

     We will provide, without charge, to each person to whom this Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within three business days of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this Information Statement. You may obtain a copy of these documents and any amendments thereto by writing to our Investor Relations Department at the following address: Strategic Capital Resources, Inc., 7900 Glades Road, Suite 610, Boca Raton, Florida 33434.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of __________, 2003, is by and between Strategic Capital Resources, Inc., a Florida corporation (the "Company"), and Mergerco, Inc., a Florida corporation ("New Company").

                                    RECITALS

     WHEREAS, New Company was formed on __________, 2003 for the sole purpose of entering into the transactions contemplated by this Agreement; and

     WHEREAS, the Board of Directors of the Company has determined that the merger of New Company with and into the Company upon the terms and conditions stated herein (the "Merger") is desirable and in the best interests of the Company; and

     WHEREAS, as of the date hereof there are no shares of common stock of New Company issued and outstanding; and

     WHEREAS, the shareholders of the Company named on Exhibit A have agreed to contribute their shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") to New Company in exchange for a number of whole shares of common stock of New Company equal to the number of shares of Company Common Stock contributed to New Company, such contribution to take place after the last of the conditions set forth in Article VIII have been fulfilled or waived but prior to the Effective Time (as defined in Section 1.3) (the shareholders of the Company named on Exhibit A are hereinafter collectively referred to as the "Buyer Group"); and

     WHEREAS, pursuant to the Merger each share of Company Common Stock, other than shares owned by New Company, will be converted into the right to receive $25.00 in cash per share; and

     WHEREAS, pursuant to a meeting of the Board of Directors of the Company (with David Miller abstaining), and a written consent of a majority of the Common Stock shareholders, the Board of Directors and majority shareholders have duly adopted, have authorized and approved; (a) the execution and delivery of this Agreement, including the related Articles of Merger ("Articles of Merger"); and (b) the transactions contemplated hereby, including the Merger; and

     WHEREAS, the Board of Directors and the shareholders of New Company have determined that the Merger, in the manner contemplated herein, is desirable and in the best interests of New Company and its shareholders, and, by resolutions duly adopted, have authorized and approved: (a) the execution and delivery of this Agreement and the Articles of Merger; and (b) the transactions contemplated hereby, including the Merger; and

     WHEREAS, the Company and New Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows (with defined terms, the definitions of which are not otherwise given in the text of this Agreement, being defined in Section 10.9).

                                    ARTICLE I
                                   THE MERGER

     SECTION 1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Florida Business Corporation Act (the "FBCA"), at the Effective Time (as defined in Section 1.3), New Company shall be merged with and into the Company, and the separate corporate existence of New Company shall thereupon cease, and the Company shall continue as the surviving corporation (the Company is also sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Florida. The Merger shall have the effects specified in the FBCA.

     SECTION 1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place: (a) at the offices of Tescher Lippman & Valinsky, 100 Northeast Third Avenue, Fort Lauderdale, Florida 33301 at 9:00 a.m local time, on the first business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII shall be fulfilled or waived in accordance herewith; or
(b) at such other time, date or place as the Company and New Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     SECTION 1.3 Effective Time. If all the conditions to the Merger set forth in Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article IX, the Company and New Company shall cause Articles of Merger attached hereto as Exhibit A meeting the requirements of Section 607.1105 of the FBCA, together with this Agreement, to be properly executed and filed in accordance with the FBCA on the Closing Date. The Merger shall become effective upon the issuance of a certificate of merger by the Florida Secretary of State (the "FSS") in accordance with the FBCA or at such later date and time as the parties hereto shall have agreed upon and designated in the Articles of Merger as the effective time of the Merger (the "Effective Time").

                                   ARTICLE II
        ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

     SECTION 2.1 Articles of Incorporation. The articles of incorporation of the Company in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation.

     SECTION 2.2 Bylaws. The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation.

                                   ARTICLE III
               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     SECTION 3.1 Directors of Surviving Corporation. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

     SECTION 3.2 Officers of Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

                                   ARTICLE IV
    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

     SECTION 4.1 Effect of Merger on Capital Stock.

     (a) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by New Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $25.00 in cash, per share, or pro-rata portion thereof in the instance of fractional shares (the "Cash Consideration"), payable to the holder thereof, without interest thereon, subject to the exchange process contemplated in Section 4.2(a) and to adjustment as provided in Section 4.3, and each holder of a certificate (a "Certificate") that immediately prior to the Effective Time of the Merger represented any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest thereon, upon the surrender of such Certificate, the Cash Consideration in accordance with Section 4.2(a).

     (b) At the Effective Time, and without any action on the part of the holders of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by New Company shall cease to be outstanding and shall be canceled and retired and shall cease to exist.

     (c) At the Effective Time, the issued and outstanding shares of common stock of New Company shall be converted into and become a number of fully paid and non-assessable shares of common stock, par value $.001 per share, of the Company equal to the number of whole shares of New Company Common Stock to be so converted. Such shares of common stock of the Company shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation at the Effective Time. The Company Common Stock owned by New Company immediately prior to the Effective Time shall be cancelled and cease to exist in accordance with Section 4.1(b).

     SECTION 4.2 Exchange of Certificates Representing Company Common Stock.

     (a) As soon as reasonably practicable after the Effective Time, but in no event later than five business days following the Closing, the Surviving Corporation shall mail to each holder of record (other than New Company) of one or more Certificates that, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock: (i) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Surviving Corporation and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify; and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Consideration. Upon surrender of a Certificate for cancellation to the Surviving Corporation, together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange for each share of Company Common Stock represented by such Certificate cash in an amount equal to the Cash Consideration, after giving effect to any required withholding and similar deductions, and the Certificate so surrendered shall forthwith be marked as canceled. No interest will be paid or accrued on the Cash Consideration payable to holders of Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Cash Consideration shall be paid to such a transferee if the Certificate representing such Company Common Stock is presented to the Surviving Corporation accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

     (c) Neither the Surviving Corporation nor any party hereto shall be liable to any former holder of shares of Company Common Stock for any amount of cash or interest properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) The Surviving Corporation shall be entitled to deduct and withhold from the Cash Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation reasonably determines are required to be deducted and withheld with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

     (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation will deliver in exchange for such lost, stolen or destroyed Certificate cash in an amount equal to the Cash Consideration deliverable in respect thereof pursuant to this Agreement.

     SECTION 4.3 Adjustment of Cash Consideration. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of shares of the Company Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction without receipt of consideration in respect of Company Common Stock, the Cash Consideration shall be appropriately adjusted.

     SECTION 4.4 Surrender. At the Closing, New Company shall surrender its stock transfer books, minute book and corporate seal to the Surviving Corporation. At the Effective Time, the stock transfer books of New Company shall be closed, and there shall be no registration of transfers of shares of capital stock of New Company thereafter.

     SECTION 4.5 Additional Actions. If, at any time after the Closing, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to: (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of New Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger; or (b) otherwise to carry out the purposes of this Agreement and the transactions contemplated hereby, New Company shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, novations and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purpose of this Agreement and the transactions contemplated hereby; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of New Company or otherwise to take any and all such actions.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to New Company that:

     SECTION 5.1 Existence; Good Standing; Corporate Authority. The Company and each of its corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation or other organization in good standing in each state or jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where failure to be so qualified or in good standing, individually or in the aggregate, would not have a Company Material Adverse Effect. The copies of the Company's articles of incorporation and bylaws previously made available to New Company are true, complete and correct and contain all amendments as of the date hereof.

     SECTION 5.2 Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized, approved and recommended by a vote of the Board of Directors of the Company and by a majority of the Common Stock shareholders, and by all other requisite corporate action other than the filing of the Articles of Merger and this Agreement, with the FSS in accordance with the FBCA. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principals of equity.

     SECTION 5.3 Capitalization. The authorized capital stock of the Company consists of Twenty-Five Million (25,000,000) shares of Company Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares of preferred stock, par value $.01 per share. As of October __, 2003, (i) 77,190 shares of Company Common Stock were issued and outstanding, and (ii) no shares of preferred stock were issued and outstanding. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding shares of capital stock (and no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments) that obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of the Company or any of its Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

     SECTION 5.4 No Conflict.

     (a) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of the Company;
(ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filing of the Articles of Merger and this Agreement with the FSS and (ii) filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the meeting of Company Directors and written consent of majority shareholders of the Company to approve this Agreement and the transactions contemplated hereby, and the
Schedule 13E-3 (as defined in Section 7.4(d)) (collectively, the "Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have a Company Material Adverse Effect.

     SECTION 5.5 No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of New Company or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Pali Capital, Inc. has previously been retained as an investment advisor to the Company to render a fairness opinion, upon which such fairness opinion the Special Committee of the Board of Directors of the Company is expressly authorized to rely and such arrangements have been disclosed in writing to New Company prior to the date thereof.

     SECTION 5.6 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and Articles of Merger and the other transactions contemplated hereby.

     SECTION 5.7 Opinion of the Financial Advisor. The Special Committee of the Board of Directors of the Company has received the opinion of Pali Capital, Inc. to the effect that, as of the date hereof, the Cash Consideration is fair, from a financial point of view, to the holders of the Company's Common Stock.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF NEW COMPANY

     SECTION 6.1 Existence; Good Standing; Corporate Authority. New Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. New Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. New Company is duly qualified to do business as a foreign corporation or other organization in good standing in each state or jurisdiction in which its ownership or leasing of property or conduct of business legally requires such qualification. The copies of New Company's articles of incorporation and bylaws previously made available to the Company are true, complete and correct and contain all amendments as of the date hereof. As of the date of this Agreement, New Company does not own, directly or indirectly, any capital stock or other ownership interest in any entity other than the Company.

     SECTION 6.2 Authorization, Validity and Effect of Agreements. New Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which is a party. This Agreement and the consummation by New Company of the transaction contemplated hereby have been duly authorized by all requisite corporate action on the part of New Company. This Agreement has been duly executed and delivered by New Company and constitutes the valid and legally binding obligation of New Company, enforceable against New Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     SECTION 6.3  No Conflict.

     (a) Neither the execution and delivery by New Company of this Agreement nor the consummation by New Company of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of New Company;
(ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any lien upon any of the properties of New Company under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to New Company under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which New Company is a party, or by which New Company or any of its properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to New Company.

     (b) Neither the execution and delivery by New Company of this Agreement nor the consummation by New Company of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than the Filings.

     SECTION 6.4 No Brokers. New Company has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of New Company or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 6.5 New Company. New Company was formed on _______, 2003 solely for the purpose of engaging in the transactions contemplated by this Agreement and, since the date of its formation, has not engaged in any activities other than in connection with, or as contemplated by, this Agreement.

     SECTION 6.6 No Current Intent to Sell Business. New Company and the Buyer Group have no current intention to sell, transfer or otherwise dispose of the shares of capital stock or the business of the Company or any material part thereof following the consummation of the Merger, but there can be no assurance that the Surviving Corporation will not determine to cause such a transfer in the future.

     SECTION 6.7 Board and Shareholder Recommendation. The Board of Directors of New Company has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the shareholders of New Company, and (ii) recommended that the incorporator of New Company approve the Merger and the transactions contemplated thereby. The incorporator of New Company has authorized the execution and delivery of this Agreement and has approved the Merger and the transactions contemplated by this Agreement

     SECTION 6.8 Control Share Acquisition Statute; Affiliated Transactions Statute. Section 607.0901 and Section 607.0902 of the FBCA are not applicable to the Merger, this Agreement, including the related Plan of Merger, and the transaction contemplated hereby because the Company, pursuant to its Articles of Incorporation, elected to not be governed by such sections.

     SECTION 6.9 Status of Representations of the Company. In entering this Agreement, New Company:

     (a) acknowledges that, other than as in this Agreement, as of the date of execution of this Agreement, none of the Company, or any of its directors or officers, makes any representation or warranty, either express or implied, as to the accurateness or completeness of any of the information provided or made available to New Company or its agents or representatives prior to the execution of this Agreement;

     (b) agrees to the fullest extent permitted by law, that none of the Company, nor any of its respective directors, officers, employees, shareholders, affiliates, agents or representatives, shall have any liability or responsibility whatsoever to New Company based upon any information provided or made available, or statements made, to New Company or its agents or representatives prior to the execution of this Agreement;

     (c) acknowledges that none of the officers of the Company nor any member of the Buyer Group has any actual knowledge of any representation or warranty of the Company being untrue or inaccurate in any material respect. If an officer of New Company or any member of the Buyer Group had actual knowledge prior to the execution of this Agreement of any breach by the Company of any representation, warranty, covenant, agreement or condition of this Agreement, such breach shall not be deemed to be a breach of this Agreement for any purpose hereunder, and neither New Company nor any member of the Buyer Group shall have any claim or recourse against the Company or its personnel, affiliates, controlling persons, agents, advisors or representatives with respect to such breach; and

     (d) acknowledges and agrees that it is not aware of any threatened litigation of the type referred to in Section 9.4(d) (ii).

     SECTION 6.10 Solvency. Immediately following the Effective Time and the completion of the transactions contemplated by this Agreement, the Surviving Corporation will be able to pay its debts as they mature, will have capital sufficient to carry on its business, and will have assets with a present fair salable value greater than the aggregate amount of the Surviving Corporation's indebtedness. New Company does not intend that the Surviving Corporation will incur debts beyond its ability to pay as such debts mature. New Company does not contemplate that the Surviving Corporation will file a petition in bankruptcy or for reorganization under the United States Federal Bankruptcy Code or any similar law, nor is New Company aware of any threatened bankruptcy or insolvency proceedings against the Company, New Company or the Surviving Corporation.

                                   ARTICLE VII
                                    COVENANTS

     SECTION 7.1 Conduct of Business. Prior to the Effective Time, except as expressly contemplated by any other provision of this Agreement or as required by applicable law, unless New Company has consented in writing thereto, the
Company:

     (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

     (b) shall use its commercially reasonable efforts, and shall cause each of its Subsidiaries to use its commercially reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

     (c)  shall not amend its articles of incorporation or bylaws;

     (d) shall not, (i) issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof or grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (ii) increase any compensation or benefits, except in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, except with new employees consistent with past practice, or (iii) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

     (e) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

     (f) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets including capital stock of Subsidiaries that are material to the Company, individually or in the aggregate, except in the ordinary course of business;

     (g) shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto (i) to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or (ii) to consummate the Merger; and

     (h) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions.

     SECTION 7.2 Conduct of Business of New Company. New Company has been formed specifically to complete the transactions contemplated by this Agreement. During the period from the date of this Agreement to the Effective Time (except as otherwise specifically contemplated by the terms of this Agreement), New Company will not carry on any business other than business required to consummate the Merger and other transactions contemplated by this Agreement. New Company will not take, and will cause its affiliates not to take, any action that would, or that could reasonably be expected to, result in any of the representations and warranties of New Company set forth in this Agreement becoming untrue.

     SECTION 7.3   Change; Recommendation.

     (a) The Company, through its Special Committee or Board of Directors, may at any time prior to the Effective Time withdraw, modify, or change any recommendation and declaration regarding this Agreement or the related Plan of Merger if, in the good faith opinion of the Special Committee or Board of Directors after consultation with its respective counsel, the failure to so withdraw, modify, or change its recommendation and declaration would be inconsistent with their respective fiduciary obligations. Upon such withdrawal, modification or change in the Special Committee's or Board of Director's recommendation, the Company may abandon the holding of a special meeting of shareholders to consider and vote upon the approval of this Agreement, including the related Plan of Merger, and may terminate this Agreement in accordance with
Section 9.3(b).

     SECTION 7.4  Information Statement and Schedule 13E-3.

     (a) Each of the Company and New Company shall cooperate and promptly prepare an Information Statement with respect to the Merger and the transactions contemplated hereby (the "Information Statement") and a joint Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with respect to the Merger. The Company shall file as soon as practicable with the Securities and Exchange Commission (the "SEC") under the Exchange Act the Information Statement and, concurrently with the filing of the Information Statement, the Company and New Company shall file with the SEC the Schedule 13E-3. The respective parties will cause the Information Statement and the Schedule 13E-3 to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including Regulation 14C and Rule 13e-3. Each party will advise the other, promptly after it receives notice thereof, of any request by the SEC for amendment of the Information Statement or the Schedule 13E-3 or comments thereon and responses thereto or requests by the SEC for additional information.

     (b) The Company will use commercially reasonable efforts to cause the Information Statement to be mailed to its shareholders as promptly as practicable after the date that the SEC completes its review of the Information Statement and the Schedule 13E-3 or, if the SEC chooses not to review the Information Statement and the Schedule 13E-3, within 10 days after the date that the SEC notifies the Company that it will not review the Information Statement.

     (c) Each of the Company and New Company agrees that the information provided by it for inclusion in the Information Statement and the Schedule 13E-3 and each amendment or supplement thereto, at the time of filing thereof with the SEC (and, with respect to the Information Statement, at the time of its dissemination to the Company's shareholders) and at the time of the meeting of shareholders of the Company, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) will comply as to form in all material respects with the provisions of the Exchange Act.

     (d) Each of the parties agrees to use its commercially reasonable efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Information Statement and the Schedule 13E-3. Each party agrees promptly to supplement, update and correct any information provided by it for use in the Information Statement and the Schedule 13E-3 if and to the extent that it is or shall have become incomplete, false or misleading.

     SECTION 7.5  No Solicitation of Competing Transactions.

     (a) The Company (acting through the Board of Directors, the Special Committee or otherwise) shall not, directly or indirectly, through any representative or otherwise, initiate, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its representatives to take any such action; provided, however, that the foregoing shall not prohibit the Special Committee or the Board of Directors (acting through the Special Committee except as provided below) (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information in writing or orally (through the Company's employees and advisors) pursuant to a customary confidentiality letter (a copy of which shall be provided for informational purposes only to New Company) concerning the Company and its businesses, properties or assets to any person, corporation, entity or "group," as defined in Section 13(d) of the Exchange Act, other than New Company (a "Third Party"), in response to any unsolicited inquiry, proposal or offer, (ii) engaging in discussions or negotiations with such a Third Party that has made such inquiry, proposal or offer, (iii) following receipt of a bona fide proposal relating to a Competing Transaction, taking and disclosing to the Company's shareholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise making disclosure to its shareholders with respect to such proposal, (iv) following receipt of a bona fide proposal relating to a Competing Transaction, failing to make or withdrawing or modifying its recommendation referred to in Section 7.3 hereof, and/or (v) terminating this Agreement, but in each case referred to in the foregoing clauses (iii) through
(v) only to the extent that the Board of Directors (not acting through the Special Committee) shall have concluded in good faith after consultation with counsel that such action is consistent with the Board of Directors' fiduciary duties to the shareholders of the Company under the FBCA.

     (b) At all times prior to the Effective Time, the parties shall immediately notify one another upon receipt of a proposal for a Competing Transaction.

     (c) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the Company in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for the Company's securities or the filing of a registration statement under the Securities Act of 1933, as amended, in connection with any such exchange offer; (iv) any solicitation in opposition to approval by the Company's shareholders of this Agreement; or (v) any announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

     SECTION 7.6 Expenses. All costs and expenses incurred by both parties and the Buyer Group in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated; provided, however, that New Company and the Buyer Group shall pay all such costs and expenses incurred by the Company if this Agreement is terminated (i) because all the members of the Buyer Group did not vote in favor of the transactions contemplated by this Agreement (ii) or pursuant to Section 9.3(a); provided, further, that the Company shall pay all such costs and expenses incurred by New Company and the Buyer Group if this Agreement is terminated pursuant to Section 9.3(b) or
Section 9.4(a), (b) or (c).

     SECTION 7.7 Consents. Each of New Company and the Company shall cooperate, and use commercially reasonable efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement.

     SECTION 7.8 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law, in which case the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before issuing any such press releases or making any such public announcements.

     SECTION 7.9  Director and Officer Liability.

     (a) New Company and the Surviving Corporation agree that the Surviving Corporation will maintain all rights to indemnification (including with respect to the advancement of expenses incurred in the defense of any action or suit) existing on the date of this Agreement in favor of the present and former directors, officers, employees and agents of the Company as provided in the Company's articles of incorporation and bylaws, in each case as in effect on the date of this Agreement, and that during such period, neither the articles of incorporation nor the bylaws of the Surviving Corporation shall be amended to reduce or limit the rights of indemnity afforded to the present and former directors, officers, employees and agents of the Company, or the ability of the Surviving Corporation to indemnify them, nor to hinder, delay or make more difficult the exercise of such rights or indemnity or the ability to indemnify.

     (b) New Company and Surviving Corporation agree to cause the Surviving Corporation to indemnify, to the fullest extent permitted under its articles of incorporation, its bylaws and the FBCA, the present and former directors, officers, employees and agents of the Company against all losses, damages, liabilities or claims made against them arising from their service in such capacities prior to and including the Effective Time, to at least the same extent as such persons are currently permitted to be indemnified pursuant to the Company's articles of incorporation and bylaws, as in effect on the date hereof.

     (c) Should any claim or claims be made against any present or former director, officer, employee or agent of the Company, arising from such person's service as such at any time prior to the Effective Time, the provisions of this
Section 7.9 respecting the articles of incorporation and bylaws and the obligation of indemnity by the Surviving Corporation shall continue in effect until the final disposition of all such claims.

     (d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then and in each case, to the extent necessary to effectuate the purposes of this Section 7.9, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section.

     (e) The provisions of this Section 7.9 are intended to be for the benefit of, and shall be enforceable by, each indemnified party referred to in this
Section 7.9 and his or her heirs and representatives and shall be binding on the Surviving Corporation and its respective successors and assigns.

     SECTION 7.10 Exemption from Liability Under Section 16(b). New Company and the Company shall take all such steps as may be required or reasonably requested to cause the transactions contemplated by this Agreement and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director, officer or ten percent (10%) shareholder of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act and the rules and regulations promulgated thereunder, or as may otherwise be reasonably requested by the Company.

                                  ARTICLE VIII
                                   CONDITIONS

     SECTION 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

     (a) Neither of the parties shall be subject to any decree, order or injunction of a court of U.S. or foreign, which prohibit the consummation of the Merger; provided, however, that prior to invoking this condition each party agrees to use its commercially reasonable efforts to have any such decree, order or injunction lifted or vacated; and

     (b) No statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

     SECTION 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

     (a) New Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of New Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all material respects only as of the specified date), and the Company shall have received a certificate of New Company, executed on its behalf by its President or a Vice President of New Company, dated the Closing Date, certifying to such effect; and

     (b) The Board of Directors of the Company shall not have withdrawn or materially modified its approval or recommendation of the Merger, or resolved to do so, or taken any action having the foregoing effect.

     SECTION 8.3 Conditions to Obligation of New Company to Effect the Merger. The obligations of New Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following condition:

     (a) The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all material respects only as of the specified date), and New Company shall have received a certificate of the Company, executed on its behalf by its President or a Vice President of the Company, dated the Closing Date, certifying to such effect.

                                   ARTICLE IX
                                   TERMINATION

     SECTION 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of New Company and the Company.

     SECTION 9.2 Termination by the Company or New Company if:

     (a) a governmental authority shall have enacted a statute, rule or regulation that prohibits or makes unlawful the consummation of the Merger;

     (b) the Merger shall not have been consummated on or prior to December 31, 2003 and the closing date has not otherwise been extended by the parties provided, however, that the right to terminate this Agreement under this Section 9.2(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

     (c) a court of competent jurisdiction or a U.S. or foreign governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used commercially reasonable efforts to remove such injunction, order or decree.

     SECTION 9.3 Termination by the Company. This Agreement may be terminated prior to the Effective Time, by action of the Board of Directors of the Company, if:

     (a) (i) there has been a breach by New Company of any material representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of New Company shall have become materially untrue, in either case such that the conditions set forth in Section 8.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to New Company by the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 9.3(a) shall not be available to the Company if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) shall not be satisfied; or

     (b) the Special Committee or the Board of Directors of the Company determines in good faith, after consultation with legal counsel, that failure to do so would be inconsistent with the Board of Directors' fiduciary duties under applicable law.

     SECTION 9.4 Termination by New Company. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of New Company, if:

     (a) (i) there has been a breach by the Company of any material representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of the Company shall have become materially untrue, in either case such that the conditions set forth in Section 8.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by New Company to the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 9.4(a) shall not be available to New Company if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.2(a) shall not be satisfied;

     (b) the Board of Directors or the Special Committee of the Company shall have withdrawn or materially modified, in a manner adverse to New Company, its approval or recommendation of the Merger, or resolved to do so, or taken any action having the foregoing effect; or

     (c) the Company takes any of the actions referred to in Section 7.5(a)(ii) and within 10 business days thereafter the Company does not terminate such discussions or negotiations with the Third Party.

     (d) at any time after the date of this Agreement, there shall have occurred a material adverse effect or change on the business, results of operations or financial condition of the Company and its Subsidiaries on a consolidated basis or the ability of the Company to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing primarily due to (i) significant acts by any civil or military authority, terrorist acts, national emergencies, disturbances, insurrections, riots or wars or (ii) the commencement or overt threat of litigation material to the Company and its Subsidiaries, taken as a whole.

     SECTION 9.5 Effect of Termination. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5, Section 7.6 and Sections 10.3, 10.4, 10.6, 10.9, 10.11 and 10.12; provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved.

     SECTION 9.6 Extension; Waiver. At any time prior to the Effective Time, each party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and, in the case of the Company, only if authorized by the Board of Directors.

                                    ARTICLE X
                               GENERAL PROVISIONS

     SECTION 10.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided however, that the agreements contained in Articles II, III, and IV, in Sections 7.6, 7.9 and 7.10 and this Article X shall survive the Merger.

     SECTION 10.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), or hand delivery, addressed as follows:

     If to the Company:

     Strategic Capital Resources, Inc.
     7900 Glades Road
     Boca Raton, Florida 33434
     Attention: Mr. David Miller, Chief Executive Officer

     if to New Company

     New Company Corp.
     c/o Strategic Capital Resources, Inc.
     7900 Glades Road
     Boca Raton, Florida 33434
     Attention: Mr. David Miller, Chief Executive Officer

     or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     SECTION 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV and Sections 7.6, 7.9 and 7.10, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Article IV and Sections 7.6, 7.9 and 7.10 may be enforced by the respective beneficiaries thereof.

     SECTION 10.4 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 10.5 Amendments. No amendment to this Agreement shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 10.6 Applicable Law: Jurisdiction and Venue; Service of Process; Waiver of Trial by Jury; Attorney's Fees. This Agreement and the legal relations between the parties hereto shall be deemed made in, governed by, and construed solely in accordance with, the substantive laws of the State of Florida, without giving effect to the principles of choice or conflict of laws thereof. Jurisdiction and venue for any action or proceeding brought by or between the parties relating to this Agreement, shall be solely in the federal and/or state courts located in Palm Beach County, Florida. The parties hereby consent solely to the jurisdiction and venue of such courts, and agree that they shall not contest or challenge the jurisdiction or venue of such courts. Each of the parties agree that service of any process, summons, notice or document, by United States registered or certified mail, to their address as set forth herein or as may otherwise be changed pursuant to the notice provisions hereof, shall be effective service of process for any action, suit or proceeding brought against it in any such court. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the parties waives trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

     SECTION 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

     SECTION 10.9 Interpretations and Definitions.  In this Agreement:

     (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and other organizations, whether incorporated or unincorporated, and vice versa.

     (b) "Company Material Adverse Effect" shall mean a material adverse effect or change on (i) the business, results of operations, financial condition or prospects of the Company and its Subsidiaries on a consolidated basis, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing

     (c) "Subsidiary," when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

     SECTION 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by either party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 10.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broadly as is enforceable.

     SECTION 10.12 Captions; Rule of Construction That Ambiguities are to be Construed Against the Drafter Not Applicable. This Agreement is to be construed fairly and simply and not strictly for or against either of the parties hereto. The section headings contained herein are for convenience of reference only, and shall not affect the meaning or interpretation of any provision hereof. The parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                       STRATEGIC CAPITAL RESOURCES, INC.
                                       a Florida corporation

                                       By:
                                           ------------------------------------
                                           David Miller, Chief Executive Officer

                                       MERGERCO, INC.
                                       a Florida corporation

                                       By:
                                           ------------------------------------
                                           David Miller, Chief Executive Officer

                                   Exhibit "A"

David Miller
Rita Miller
Scott Miller
Helen Miller Irrevocable Trust, Libo Fineberg, Trustee
Lite `N Low, Inc.
Priority Capital Corp.


                                   APPENDIX B

October 21, 2003

Special Committee
Strategic Capital Resources, Inc.
7900 Glades Rd.
Suite 610
Boca Raton, FL. 33434

Members of the Committee,

Pursuant to your request, enclosed for your review is a copy of the Fairness Opinion, produced by Pali Capital, inc., for Strategic Capital Resources, Inc., upon which you may rely. This document was prepared with information up to and including July 30, 2003 and was then sent to the Board of Directors of Strategic Capital Resources, Inc., on July 30, 2003.

Please do not hesitate to contact me with any questions or comments that you might have.

Sincerely,

/s/ Daniel T. Guilfoile
Daniel T. Guilfoile
Managing Director
Pali Capital, Inc.

To:    SCRI Board of Directors

From:  Pali Capital, Inc.

Re:    Fairness Opinion for Strategic Capital Resources, Inc.

Date:  July 30, 2003

Members of the Board:

You have requested our opinion as Investment Bankers as to the fairness, from a financial point of view, to Strategic Capital Resources, Inc. ("SCRI" or the "Company") of the price per share to be received by shareholders in the proposed purchase (the "Proposed Purchase") by the Company of the outstanding shares of SCRI.

More specifically, the Company will purchase all outstanding SCRI shares at approximately $25 per share, representing a multiple of 2.63x the most recent offer price for SCRI of $9.50 on July 17, 2003.

In arriving at our opinion, we held discussions with certain senior officers, directors and other representatives and advisors of the Company concerning the businesses, operations and prospects of the Company. We examined certain financial forecasts and other information and data for the business and operations of the Company, which were provided to or otherwise discussed with us by the management of the Company. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected that we considered relevant in evaluating the consideration to be received by the shareholders. We also conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us, and have further relied upon the assurances of the management of the Company that they are not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company that such forecasts and other information and data were reasonably prepared reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and the strategic implications and operational benefits anticipated to result from the purchase. We have assumed that such financial forecasts will be realized in the amounts and in the time periods currently estimated by management. We express no view with respect to such forecasts and other information and data or the assumptions on which they were based. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we made any physical inspection of the properties or assets of the Company.

As you are aware, we did not participate in the discussions and negotiations among representatives of the Company and the shareholders with respect to the final terms of the purchase. We were not requested to consider, and our opinion does not address, the relative merits of the purchase as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion necessarily is based upon information available to us and financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

Pali Capital, Inc. is acting as financial advisor to the Company in connection with the purchase and will receive a fee for our services. Additionally, we have been retained by the Company to perform certain investment banking and financial advisory services, for which we will receive compensation. In addition, in the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Pali Capital, Inc. and its affiliates (including Euram Investment Group and its affiliates) may maintain relationships with the Company and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the purchase and our opinion is not intended to be and does not constitute a recommendation of the purchase or a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the purchase.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received by shareholders in the purchase is fair, from a financial point of view, to the Company.

Very truly yours,


PALI CAPITAL, INC.

PALI CAPITAL, INC.'S ADVISORY SERVICES AND OPINION WERE PROVIDED FOR THE INFORMATION OF STRATEGIC CAPITAL RESOURCES INC.'S BOARD OF DIRECTORS IN ITS EVALUATION OF THE PROPOSED PURCHASE AND DID NOT CONSTITUTE A RECOMMENDATION OF THE TRANSACTION TO STRATEGIC CAPITAL RESOURCES, INC. OR A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE ON ANY MATTERS RELATING TO THE PROPOSED PURCHASE.

The following is a summary of analyses performed by Pali Capital, Inc. in the course of evaluating the fairness of the price to be paid in the proposed purchase. To the extent earnings forecasts were used in its analysis, Pali Capital, Inc. relied on estimates prepared by SCRI's management. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to July 27, 2003, and is not necessarily indicative of current or future market conditions.

Traditional Methodology Issues

SCRI presents several issues in deriving an appropriate price per share for a repurchase:

      1.   There are no appropriate comparable companies;
      2.   SCRI is currently trading in the Pink Sheets;
      3.   There is no market maker for SCRI;
      4.   There are no institutional owners of SCRI, only odd-lots;
      5.   SCRI has unpredictable revenues and no consistency in net income;
      6.   SCRI has significant contingent liabilities;
      7.   Key Man dependence; and
      8.   SCRI is inappropriate as a public entity.

Pali Capital, Inc. believes that using a traditional Discounted Cash Flow methodology is inappropriate to derive a fair price per share for SCRI's repurchase. Our conclusionis based, primarily, upon SCRI's unpredictable revenues and the Company's dependence upon its key man for nearly all of its revenues. SCRI has had losses within the past three years and may have losses again in the near future. Due to SCRI's unpredictable earnings stream, Pali Capital, Inc. believes assigning a growth rate to SCRI is inappropriate.
 With a 0% growth rate and potentiallosses, a Discounted Cash Flow methodology will not provide a sound basis for an appropriate price per share. Pali believes that it is inappropriate to use projected earnings and revenues to determine a share price for SCRI.

The use of comparable company pricing multiples is impossible as a basis for SCRI's share repurchase price because SCRI operates as a niche player, providing specialized services to its clients offered by no other company in its industry. As such, using the metrics of other companies for comparison does not make sense.

Basis for Opinion

Pali Capital, Inc. believes a price of $25 per share is fair. SCRI is currently listed for trading in the Pink Sheets, but there is no market maker for the stock. The last offer price for SCRI was $9.50 and there was no bid price. At $25 per share, the repurchase price represents a 263% premium. Owners of the outstanding shares of SCRI are currently unable to sell their shares. Providing shareholders with the ability to sell their shares at such a significant premium to current conditions is beneficial to those shareholders.

Furthermore, SCRI has been trading in Pink Sheets for approximately 1 year. Pali Capital, Inc. believes the performance of SCRI stock in active trading prior to listing in the Pink Sheets is an appropriate basis for SCRI's stock purchase. As demonstrated by the chart below, SCRI closed as high as $50 per share and as low as $10 per share over the past three years. SCRI's 100-day moving average provides a range of approximately $20 per share to $30 per share over the past two years. Pali Capital, Inc. believes a range of $20 per share to $30 per share is an appropriate range for SCRI's stock purchase. Based upon this range, Pali Capital, Inc. believes a share purchase price of $25 is fair.

Strategic Capital Resources Inc. 3-Year Chart with 100-Day Moving Average

[GRAPHIC OMITTED]]

Pali Capital, Inc. has also considered the equity value of SCRI in a sale or liquidation scenario. SCRI has approximately $9.2 million in equity. However, after accounting for contingent liabilities, that equity base is effectively eliminated. The contingent liabilities are:

      1.   Contract buyout of David Miller: $6 million
      2.   Loss on sales of assets: $3 million
      3.   Deferred Reserves: $1.5 million

With an equity base of $9.2 million and contingent liabilities of $10.5 million, the equity base of SCRI is a negative $1.3 million. Therefore, an adjusted equity value of SCRI in a sale liquidation scenario further validates the anticipated share repurchase price of approximately $25.

David Miller is the driver of all SCRI revenues. Withonly seven employees, there are no other employees capable of continuing SCRI operations. With such a heavy dependence upon one employee, there is no real value in SCRI without him.

Pali Capital, Inc. believes SCRI should not be a public company. The unpredictable revenues, coupled with significant reliance upon one employee, prevent the creation of a stable market in SCRI stock.

Based on this analysis and using projected financial information provided by management of SCRI, Pali Capital, Inc. derived a range of value for the Proposed Purchase price per share of $20 to $30.

Disclaimer

The preceding discussion is a summary of the material financial analyses performed by Pali Capital, Inc. in the course of evaluating the fairness of the price to be paid in the proposed purchase, but it does not purport to be a complete description of all the analyses performed by Pali Capital, Inc. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Pali Capital, Inc. made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Pali Capital, Inc. believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Pali Capital, Inc., without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Pali Capital, Inc. and its opinion. In its analyses, Pali Capital, Inc. made numerous assumptions with respect to the Company's business, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of SCRI. Any estimates contained in Pali Capital Inc.'s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of SCRI, the SCRI board of directors, Pali Capital, Inc. or any other person assumes responsibility if future results or actual values differ materially from the estimates. Pali Capital Inc.'s analyses were prepared solely as part of Pali Capital Inc.'s analysis of the fairness of the price to be paid in the proposed purchase. The opinion of Pali Capital Inc. was only one of the factors taken into consideration by SCRI's board of directors in making its determination to approve the share purchase.

Pali Capital, Inc. is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. SCRI selected Pali Capital, Inc. to act as its financial advisor on the basis of Pali Capital, Inc.'s international reputation and Pali Capital, Inc.'s familiarity with SCRI. In the ordinary course of its business, Pali Capital, Inc. and its affiliates may actively trade or hold the securities of SCRI for its own account and for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Pali Capital, Inc. and its affiliates, including Euram Investment Group and its affiliates, may maintain relationships with SCRI and their respective affiliates.

Pursuant to Pali Capital, Inc.'s engagement letter, SCRI agreed to pay Pali Capital, Inc. a fee of approximately $30,000 for its services rendered in connection with the proposed purchase, of which $15,000 has already been paid and the balance of which is payable on completion of the Transaction. SCRI has also agreed to reimburse Pali Capital, Inc. for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of its counsel, and to indemnify Pali Capital, Inc. against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.


                 ALL INFORMATION CONTAINED IN THIS MEMORANDUM IS
                                  CONFIDENTIAL

                                   APPENDIX C

607.1301 Appraisal rights; definitions.--The following definitions apply to ss. 607.1302-607.1333:

(1) "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2) "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3) "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4) "Fair value" means the value of the corporation's shares determined:

(a) Immediately before the effectuation of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6) "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8) "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9) "Shareholder" means both a record shareholder and a beneficial shareholder.

History.--s. 118, ch. 89-154; s. 21, ch. 2003-283.

607.1302 Right of shareholders to appraisal.

1. (1) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(a) Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by s. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by s. 607.1104;

(b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e) With regard to shares issued prior to October 1, 2003, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his or her shares;

2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e) For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a) Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

(b) Was procured as a result of fraud or material misrepresentation.

History.--s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102; s. 22, ch.
2003-283.

607.1320  Notice of appraisal rights.--

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

History.--s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102; s. 24, ch.
2003-283.

607.1303 Assertion of rights by nominees and beneficial owners.--

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s.
607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

History.--s. 23, ch. 2003-283.

607.1321  Notice of intent to demand payment.--

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

History.--s. 25, ch. 2003-283.

607.1322 Appraisal notice and form.--

1. (1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder's name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for the transaction.

4. Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation's estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) Be accompanied by:

1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2. A copy of ss. 607.1301-607.1333.--

History.--s. 26, ch. 2003-283.

607.1323  Perfection of rights; right to withdraw.--

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

History.--s. 27, ch. 2003-283.

607.1324  Shareholder's acceptance of corporation's offer.--

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

History.--s. 28, ch. 2003-283.

607.1326 Procedure if shareholder is dissatisfied with offer.--

1. (1) A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

History.--s. 29, ch. 2003-283.

607.1331 Court costs and counsel fees.--

1. (1) The court in an appraisal proceeding commenced under 1s. 607.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or
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(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to
s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

History.--s. 30, ch. 2003-283.

(1)Note.--Section 607.1330 does not exist. It was included in H.B. 1623 but was deleted from the bill before it was passed. House Bill 1623 became ch. 2003-283.

607.1332  Disposition of acquired shares.--

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

History.--s. 31, ch. 2003-283.

607.1333  Limitation on corporate payment.--

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:

(a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

History.--s. 32, ch. 2003-283.